Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

by and among

BREEZE HOLDINGS ACQUISITION CORP.,

D-ORBIT S.A.,

D-ORBIT S.P.A.,

and

THE PURCHASERS

Dated as of January 26, 2022

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TABLE OF CONTENTS
(continued)

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EXHIBITS

EXHIBIT A	Form of Debenture

EXHIBIT B	Form of Registration Rights Agreement

EXHIBIT C	Form of Warrant

EXHIBIT D	Form of Opinions

EXHIBIT E	Form of Callable Warrant

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This Securities Purchase Agreement (this “Agreement”) is dated as of January 26, 2022, among Breeze Holdings Acquisition Corp., a Delaware corporation (“SPAC”), D-Orbit S.A., a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 9, rue de Bitbourg, L1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B 261356 (“PubCo”), D-Orbit S.p.A., an Italian Società per azioni (the “Target”) and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). Each of SPAC, PubCo, the Target and each Purchaser shall each individually be referred to herein as a “Party” and, collectively as the “Parties”.

WHEREAS, PubCo, SPAC, the Target, and Lift-Off Merger Sub, Inc. (“Merger Sub”) are as of the date hereof entering into the Business Combination Agreement (the “Business Combination Agreement”), pursuant to which SPAC and the Target, through a series of transactions including the Exchange and the Merger, will become subsidiaries of PubCo, and PubCo will be as of the Closing listed on the Trading Market, pursuant to and subject to the terms and conditions set forth therein (such collective transactions, the “Business Combination”).

WHEREAS, the authorized equity of the PubCo shall consist of ordinary shares with a par value of $0.01 each (the “Ordinary Shares”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, PubCo desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from PubCo, securities of PubCo as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, PubCo, SPAC, the Target and each Purchaser agree as follows:

Article I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“$” refers to United States Dollars.

“Accounting Principles” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Anti-Corruption Laws” means all Laws of any jurisdiction applicable to SPAC, PubCo, Merger Sub or the Target concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means all Laws of any jurisdiction applicable to SPAC, PubCo, Merger Sub or the Target concerning terrorist financing or Money Laundering.

“BCA Agreements” means the Exchange Agreement, the SPAC Support Agreement, SPAC Support Agreement, the Registration Rights and Lock-Up Agreement, the SPAC Warrant Amendment and all other agreements, certificates and instruments executed and delivered by SPAC, PubCo, Merger Sub or the Target in connection with the Business Combination and specifically contemplated by the Business Combination Agreement.

“Board of Directors” means the board of directors of PubCo, SPAC, or the Target, as applicable.

“Business Data” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Luxembourg are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York or Luxembourg are generally are open for use by customers on such day.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, that are owned or used in the conduct of the business of the Target or any Target Subsidiaries.

“Callable Warrants” means the Ordinary Shares callable warrants issued and delivered to a special purpose vehicle designated by and affiliated with ATW Partners, LLC prior to the Closing in accordance with Section 2.2(a) hereof, substantially in the form set forth on Exhibit E attached hereto.

“Closing Date” means the Closing Date (as defined in the Business Combination Agreement).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Target, the Target Subsidiaries, or any Suppliers or customers of the Target or any Target Subsidiaries, PubCo, Merger Sub or SPAC (as applicable) that is not already generally available to the public, including any Intellectual Property rights.

“Conversion Price” has the meaning ascribed to such term in the Debentures.

“Conversion Shares” has the meaning ascribed to such term in the Debentures.

“Convertible Bonds” mean the convertible bonds issued by the Target pursuant to the extraordinary shareholders’ meeting of the Target dated April 26, 2021, as amended by the extraordinary shareholders’ meeting of the Target dated November 16, 2021, and assigned to the Bond Holders pursuant to and in accordance with the Convertible Bond Subscription Agreements.

“COVID-19” means the novel coronavirus known as SARS-CoV-2 or COVID-19, and any evolutions, mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, delay, shut down (including the shutdown of air cargo routes), closure, sequester, safety or similar Law, directive, guideline or recommendation promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case with or in response to COVID-19 including the CARES Act and the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020.

“Data Protection Laws” means (i) GDPR and the Italian national legislation implementing the GDPR such as Legislative Decree no. 196/2003 as amended by Legislative Decree no. 101/2018, the regulatory and secondary legislation in force in the European Union, as subsequently amended or supplemented, including any guidance and measures issued by the Italian Data Protection authority and the European Data Protection Board, (ii) California Civil Code Sec. 1798.100 et seq. (also known as the California Consumer Privacy Act of 2018); and (iii) any equivalent legislation, or legislation dealing with the same subject matter, anywhere in the world; each as applicable to any Party from time to time.

“Debentures” means the Original Issue Discount Convertible Debentures due, subject to the terms therein, four (4) years from their date of issuance, issued by PubCo to the Purchasers hereunder, substantially in the form of Exhibit A attached hereto.

“Disclosure Schedules” means, collectively, the PubCo Disclosure Schedules and the Target Disclosure Schedules.

“Disclosure Time” means, 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by PubCo.

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105-0302.

“Effective Date” means the earliest of the date that (a) the initial Registration Statement registering all Underlying Shares has been declared effective by the Commission, (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for SPAC to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the one year anniversary of the Closing Date provided that a holder of the Underlying Shares is not an Affiliate of SPAC.

“Employee” means any person employed by the Target or a Target Subsidiary.

“Environmental Laws” means any Law relating to: (a) Releases or threatened Releases of Hazardous Substances or materials containing Hazardous Substances; (b) the presence, manufacture, refining, production, generation, handling, transport, use, treatment, recycling, storage, importing, labeling, testing, disposal, cleanup or control of Hazardous Substances or materials containing Hazardous Substances; (c) pollution or protection of the environment or natural resources; or (d) public health and safety or, as it relates to the handling of or exposure to Hazardous Substances, worker/occupational health and safety.

“Escrow Agreement” means the escrow agreement entered into prior to the date hereof, by and among PubCo and the Transfer Agent pursuant to which the Purchasers shall deposit Subscription Amounts with the Transfer Agent to be applied to the transactions contemplated hereunder.

“Exchange” has the meaning ascribed to such term in the Business Combination Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of: (a) Ordinary Shares or options to employees, officers or directors of SPAC, PubCo or the Target pursuant to any incentive plan or option plan duly adopted for such purpose, by a majority of the members of the Board of Directors; (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share or stock splits or combinations) or to extend the term of such securities; (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the members of the Board of Directors, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Target, and shall provide to the Target additional benefits in addition to the investment of funds, but shall not include a transaction in which PubCo is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) securities issued pursuant to the Business Combination Agreement, provided that the effective price per share of any such securities is not lowered, any such securities are not amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such securities are otherwise materially changed in any manner that adversely affects any of any Purchaser’s Ordinary Shares; (e) securities issued in connection with any split, dividend, reclassification or reorganization or similar event; (f) Permitted Indebtedness (as defined in the Debenture and with the Target being treated as a Subsidiary under such definition), (g) indebtedness commitment obligations to PubCo or Target by an unaffiliated Person in an aggregate amount not to exceed $100,000,000 provided that such transactions do not include, directly or indirectly, any equity or equity linked components, (h) the issuance of Ordinary Shares on or prior to the Closing Date at an effective price per Ordinary Share equal to $10.00 per share or more (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the Purchase Agreement in which case the Base Conversion Price shall not be less than the par value of the Ordinary Shares) and (i) the issuance of up to an additional $70 million of Debentures and Warrants pursuant to an assumption agreement to this Agreement entered into on or before the Closing Date (and provided that no additional consideration, side letters or substantially different terms shall be offered or granted to such new Purchasers as an inducement to enter into such assumption agreement), provided that (a) the new “Purchasers” are acceptable to the Lead Purchaser and (b) to the extent that the aggregate principal amount of Debentures issued pursuant to this Agreement (including on the original Closing Date) exceeds $50 million, the principal amount of indebtedness issuable pursuant to clause (g) above shall be reduced on a $1 for $1 basis.

“Export Control Laws” means export control laws and regulations of any jurisdiction applicable to SPAC, PubCo, or the Target including the EAR and any other equivalent or comparable export control laws and regulations of other countries.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GDPR” means the general data protection Regulation (EU) 2016/679 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data. This Regulation applies to the processing of personal data in the context of the activities of an establishment of a controller or a processor in the European Union, regardless of whether the processing takes place in the Union or not as well as to the processing of personal data of data subjects who are in the European Union by a controller or processor not established in the European Union.

“Government Contract” means any contract for the sale of supplies or services currently in performance or that has not been closed that is between the Target or a Target Subsidiary and a Governmental Authority or entered into by the Target or a Target Subsidiary as a subcontractor at any tier in connection with a contract between another Person and a Governmental Authority.

“Hazardous Substance(s)” means: (a) any substance, material or waste which is regulated by, or for which liability or standards of conduct may be imposed under, any Environmental Law, including any substance, material or waste which is defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “pollutant,” “contaminant,” “toxic substance,” “toxic waste” or other similar term or phrase under any Environmental Law; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, natural gas liquids, synthetic gas, and any mixtures thereof; (d) polychlorinated biphenyls, asbestos and asbestos-containing materials, urea formaldehyde, toxic mold, and radon; and (e) per- or polyfluoroalkyl substances.

“Import Control Laws” means import control laws and regulations of any jurisdiction applicable to SPAC, PubCo, Merger Sub or the Target, including those administered by the United States Customs and Border Protection and Immigration and Customs Enforcement Agencies, and any other equivalent or comparable import control laws and regulations of other countries.

“Intellectual Property” means: (a) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof; (b) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing; (c) copyrights, and other works of authorship (whether or not copyrightable), and moral rights, and registrations and applications for registration, renewals and extensions thereof; (d) trade secrets and know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting data (including pricing and cost information), and all other data, databases and database rights; (e) Internet domain names and social media accounts; (f) rights of privacy and publicity and all other intellectual property or proprietary rights of any kind or description recognized under applicable Laws; (g) copies and tangible embodiments of any of the foregoing, in whatever form or medium; and (h) all legal rights arising from items (a) through (f), including the right to prosecute and perfect such interests and rights to sue, oppose, cancel, interfere, and enjoin based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“IRS” means the U.S. Internal Revenue Service.

“knowledge” or “to the knowledge” of a person means in the case of the Target, the actual knowledge of the persons listed on Schedule 1.1(a) after reasonable inquiry.

“Law” means any constitution, treaty, convention, statute, law, common law principle, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order.

“Lead Purchaser” means a fund selected and managed by ATW Partners, LLC.

“Leased Real Property” means all real property leased, subleased, licensed or sublicensed by the Target or Target Subsidiaries as tenant, subtenant, licensee or sublicensee together with, to the extent leased, subleased, licensed, or sublicensed by the Target or Target Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Target or Target Subsidiaries relating to the foregoing.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreement” means the “Company & SPAC Shareholders Registration Rights Agreement and Lock-Up Agreement” as defined in the Business Combination Agreement.

“Loss” shall mean with respect to a Person, any losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation of such Person other than any punitive, incidental, consequential, special, loss of opportunity, indirect or exemplary damages, including loss of future revenue or income, loss of business reputation or opportunity, diminution of value or any damages based on any type of multiple.

“Luxembourg Law” means the Luxembourg law of 10 August 1915 on commercial companies, as amended.

“Merger” has the meaning ascribed to such term in the Business Combination Agreement.

“Money Laundering” means the acquisition, possession, use, conversion, transfer or concealment of the true nature of property of any description, and legal documents or instruments evidencing title to, or interest in, such property, knowing that such property is an economic advantage from criminal offences, for the purpose of (a) concealing or disguising the illicit origin of the property or (b) assisting any person who is involved in the commission of the criminal offense as a result of which such property is generated, to evade the legal consequences of such actions.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Open Source Software” means any Software that is licensed pursuant to: (a) any license that is a license now or in the future approved by the open source initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); or (b) any license to Software that is considered “free” or “open source software” by the open source foundation or the free software foundation.

“Ordinary Share Equivalents” means any securities of PubCo which would entitle the holder thereof to acquire at any time Ordinary Shares, including any debt, preferred or preference share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Organizational Documents” means with respect to an entity, the memorandums of association, articles of association, certificates of incorporation, certificates of formation, by-laws, operating agreements, registration statements and equivalent organizational documents, each as amended to date, for such entity.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, with or without legal capacity, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” means, pursuant to article 4 GDPR, any information relating to an identified or identifiable natural person; an identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person.

“Placement Agent” means the Persons set forth on Schedule 1.1(b).

“Principal Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature pages hereto next to the heading “Principal Amount,” in United States Dollars, which shall equal such Purchaser’s Subscription Amount multiplied by 1.03.

“Products” mean any products or services, developed, manufactured, performed, out-licensed, sold, distributed or otherwise made available by or on behalf of the Target or any Target Subsidiary, from which the Target or any Target Subsidiary has derived previously, is currently deriving or is scheduled to derive revenue from the sale or provision thereof.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“PubCo Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or would reasonably be expected to be materially adverse to the business, financial condition, assets, liabilities or operations of PubCo and Merger Sub taken as a whole or (b) does or would prevent, materially delay or materially impede the performance by the Target of its obligations under this Agreement or the consummation of the Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether there has been or will be, a PubCo Material Adverse Effect: (i) any enactment of, change or proposed change in or change in the interpretation of any Law or Accounting Principles; (ii) those effects generally affecting the industries or geographic areas in which PubCo and Merger Sub operate; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war (whether or not declared), sabotage, civil unrest, terrorism, curfews, riots, demonstrations or public disorders, or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, curfews, riots, demonstrations or public disorders, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God; (vi) those effects arising from or relating to epidemics, pandemics, or disease outbreaks, including COVID-19 or any COVID-19 Measures; (vii) any actions taken or not taken by PubCo or Merger Sub as specifically required or permitted by this Agreement, any other Transaction Document, the Business Combination Agreement or any BCA Agreement; (viii) the announcement or execution, pendency, negotiation or consummation of the Transactions or the Business Combination (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities); (ix) any failure by PubCo and Merger Sub to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (ix) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a PubCo Material Adverse Effect; (x) any pending or initiated Action against PubCo, Merger Sub or any of their respective officers or directors, in each case, arising out of or relating to the execution of this Agreement, any other Transaction Agreement, the Business Combination Agreement, any BCA Agreement, or the Transactions or the Business Combination (other than any Action commenced by any Party to enforce its rights under this Agreement or any other Transaction Document to which it is a party); (xi) any action taken or not taken by the Target, any Target Subsidiary or SPAC; or (xii) any actions taken, or failures to take action, or such other changes or events, in each case, which any Purchaser has specifically requested or to which it has specifically consented or which actions are specifically contemplated by this Agreement or any other Transaction Document.

“Representatives” means with respect to a person, such person’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives.

“Registration Rights Agreement” means the Registration Rights Agreement, among PubCo and the Purchasers, substantially in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, disposing, or other release into or through the environment, and any abandonment or discarding of barrels, containers, or other closed receptacles containing any Hazardous Substance.

“Representative” means with respect to any Person shall mean such Person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives.

“Required Minimum” means, as of any date, the maximum aggregate number of Ordinary Shares then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants and Callable Warrants or conversion in full of all Debentures (including Underlying Shares issuable as payment of interest on the Debentures), ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 50% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Restricted Person” means: (a) any individual or entity that is a citizen or resident of, located in, or organized under the laws of, or acting for or on behalf of, a Sanctioned Country; (b) the government of any Sanctioned Country; (c) any government that is the subject or target of restrictions under Sanctions Law; or (d) any individual or entity that is, or any entity that is owned or controlled directly or indirectly by, or acts for or on behalf of individuals or entities that are designated on any of the following lists, as updated, substituted, or replaced from time to time:

(i) the United Nations Security Council’s “Consolidated United Nations Security Council Sanctions List”;

(ii) the lists of persons subject to Sanctions Laws, as administered by the U.S. Department of the Treasury, including OFAC’s “Specially Designated Nationals and Blocked Persons List,” the “Foreign Sanctions Evaders,” and the “Sectoral Sanctions Identifications List”;

(iii) the U.S. Department of Commerce, Bureau of Industry and Security’s “Entity List,” “Denied Persons List,” or “Unverified List”;

(iv) the U.S. Department of State’s list of debarred parties and lists of individuals and entities that have been designated pursuant to sanctions and/or non-proliferation statutes that it administers and related executive orders;

(v) the European Union Commission’s “Consolidated list of persons, groups and entities subject to EU financial sanctions” or individuals or entities that are listed in any Annex to EU Council Regulation 833/2014 (as amended);

(vi) Her Majesty’s Treasury of United Kingdom’s “Consolidated List of Financial Sanctions Targets in the UK”; and

(vii) any additional list promulgated, designated, or enforced by a Sanctions Authority.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sanctioned Country” means at any time, a country or territory that is the target of comprehensive economic or trade sanctions under Sanctions Laws. As of the date of this Agreement, Sanctioned Countries include the Crimea Region, Cuba, Iran, North Korea and Syria.

“Sanctions Authority” means the United Nations Security Council; U.S. Department of the Treasury; the U.S. Department of Commerce; the U.S. Department of State; the European Union Council or Commission (including any present or future member state of the European Union); Her Majesty’s Treasury of the United Kingdom; and any other government or regulatory body, institution or agency with authority to enact Sanctions Laws in any country and/or territory with jurisdiction over any Party.

“Sanctions Laws” means all economic, trade, or financial sanctions statutes, regulations, executive orders, decrees, judicial decisions, restrictive measures, or other acts having the force of law enacted, adopted, administered, imposed, or enforced from time to time by any Sanctions Authority.

“Securities” means the Debentures, the Warrants, the Callable Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” means the “Requisite SPAC Stockholder Approval” as defined in the Business Combination Agreement and will include as part of the “SPAC Proposals” (as defined the Business Combination Agreement) the potential issuance of Underlying Shares in excess of 19.99% of the issued and outstanding Ordinary Shares pursuant to the Transactions to the Purchasers.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Significant Subsidiary” has the meaning ascribed to such term in Rule 1-02(w) of Regulation S-X.

“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials

“SPAC Material Adverse Effect” means any effects that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or would reasonably be expected to be materially adverse to the business, financial condition, assets, liabilities or operations of SPAC or (b) does or would prevent, materially delay or materially impede the performance by SPAC of its obligations under this Agreement or the consummation of the Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether there has been or will be, a SPAC Material Adverse Effect: (i) any enactment of, change or proposed change in or change in the interpretation of any Law or Accounting Principles; (ii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iii) acts of war (whether or not declared), sabotage, civil unrest, terrorism, curfews, riots, demonstrations or public disorders, or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, curfews, riots, demonstrations or public disorders, or changes in global, national, regional, state or local political or social conditions; (iv) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God; (v) those effects arising from or relating to epidemics, pandemics, or disease outbreaks, including COVID-19 or any COVID-19 Measures; (vi) any actions taken or not taken by SPAC as specifically required or permitted by this Agreement, any other Transaction Document, by the Business Combination Agreement or the BCA Agreements; (vii) the announcement or execution, pendency, negotiation or consummation of the Transactions or the Business Combination (including the impact thereof on relationships with Governmental Authorities); (viii) any pending or initiated Action against SPAC or any of its officers or directors, in each case, arising out of or relating to the execution of this Agreement, any other Transaction Document, the Business Combination Agreement, the BCA Agreements or the Transactions or the Business Combination (other than any Action commenced by any Party hereto to enforce its rights under this Agreement or any other Transaction Document to which it is a party); (ix) any action taken or not taken by the Target or any of the Target Subsidiaries; or (x) any actions taken, or failures to take action, or such other changes or events, in each case, which any Purchaser has specifically requested or to which it has specifically consented or which actions are specifically contemplated by this Agreement.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Debentures and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States Dollars and in immediately available funds.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more if its Subsidiaries.

“Supplier” means any person that supplies inventory or other materials or personal property, components, or other goods or services that are utilized in or comprise the Products of the Target or any of the Target Subsidiaries.

“Target Board” means the board of directors of the Target.

“Target Equity” shall mean the capital stock or equity of the Target, including any securities convertible, exchangeable or exercisable into capital stock or equity of the Target.

“Target Equity Award” means a Target Option granted under a Target Equity Plan, a Target Warrant or any Target Shares that are issuable upon the conversion of the Convertible Bonds.

“Target Equity Plan” means the “Company Incentive and Loyalty” D-Orbit Plan approved by the Target Shareholders on March 29, 2019, the “Company Incentive and Loyalty” D-Orbit Plan approved by the Target Shareholders on March 31, 2020, as subsequently amended by resolution of the extraordinary shareholders’ meeting on April 26, 2021, the “Founder Fix Plan for the benefit of D-Orbit” approved by the extraordinary shareholders Meeting of the Target on March 29, 2019, as subsequently amended and supplemented by resolution of the extraordinary shareholders’ meeting on March 31 , 2020, the “Company Incentive and Loyalty” D-Orbit Plan approved by resolution of the extraordinary shareholders’ meeting on April 26, 2021, and the Stock Option Plan for the Target founders approved by resolution of the extraordinary shareholders’ meeting on April 26, 2021.

“Target IP” means, collectively, all Target-Owned IP and Target-Licensed IP.

“Target-Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party and licensed to the Target or any Target Subsidiary or to which the Target or any Target Subsidiary otherwise has a right to use.

“Target Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or would reasonably be expected to be materially adverse to the business, financial condition, assets, liabilities or operations of the Target and the Target Subsidiaries taken as a whole or (b) does or would prevent, materially delay or materially impede the performance by the Target of its obligations under this Agreement or the consummation of the Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether there has been or will be, a Target Material Adverse Effect: (i) any enactment of, change or proposed change in or change in the interpretation of any Law or Accounting Principles; (ii) those effects generally affecting the industries or geographic areas in which the Target and the Target Subsidiaries operate; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war (whether or not declared), sabotage, civil unrest, terrorism, curfews, riots, demonstrations or public disorders, or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, curfews, riots, demonstrations or public disorders, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God; (vi) those effects arising from or relating to epidemics, pandemics, or disease outbreaks, including COVID-19 or any COVID-19 Measures; (vii) any actions taken or not taken by the Target or the Target Subsidiaries as specifically required or permitted by this Agreement or any other Transaction Document, (viii) the announcement or execution, pendency, negotiation or consummation of the transactions contemplated hereby or pursuant to the Business Combination Agreement (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities); (ix) any failure by the Target and the Target Subsidiaries to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (ix) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Target Material Adverse Effect; (x) any pending or initiated Action against the Target, any of the Target Subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution of this Agreement, the other Transaction Documents, the Business Combination Agreement, the BCA Agreement or the Transactions or the Business Combination (other than any Action commenced by any Party to enforce its rights under this Agreement or any other Transaction Document to which it is a party); (xi) any action taken or not taken by PubCo, Merger Sub or SPAC; or (xii) any actions taken, or failures to take action, or such other changes or events, in each case, which any Purchaser has specifically requested or to which it has specifically consented or which actions are specifically contemplated by this Agreement, in each case, except in the cases of clauses (i) through (vi), to the extent that the Target and the Target Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries or geographic areas in which the Target and the Target Subsidiaries operate.

“Target Option” means all options to purchase Target Shares, whether or not exercisable and whether or not vested, granted under the Target Equity Plans that are outstanding immediately prior to the Closing.

“Target-Owned IP” means all Intellectual Property rights owned or purported to be owned by the Target or any of the Target Subsidiaries.

“Target Shareholders” means, collectively, the holders of Target Shares.

“Target Shareholders’ Agreement” means the Investment and Shareholders’ Agreement of the Target, dated as of March 31, 2020, as modified by the EIB Form of Agreement, and as may be further amended and restated from time to time.

“Target Shares” means all and any of the Target’s shares.

“Target Subsidiary” means any Subsidiary of the Target and shall, where applicable, also include any direct or indirect subsidiary of the Target formed or acquired after the date hereof.

“Target Treasury Shares” means the Target Shares held by the Target.

“Target Warrants” means the warrants issued to the European Investment Bank pursuant to the Options Right Agreement, dated August 13, 2020, between the European Investment Bank and the Target.

“Tax” or “Taxes” means any federal, state, provincial, local and foreign income, profits, franchise, gross receipts, environmental, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, real property, personal property, unclaimed property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Tax Return” means any returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, as well as attachments thereto and amendments thereof) required to be supplied to a Tax authority relating to Taxes.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares is primarily listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Debentures, the Warrants, the Callable Warrants, the Registration Rights Agreement, the Lock-Up Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Transfer Agent” means Continental Stock Transfer & Trust Company, which is the current transfer agent of SPAC.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“Underlying Shares” means the Warrant Shares and Ordinary Shares issued and issuable pursuant to the terms of the Debenture and in accordance with the articles of association of PubCo, including Ordinary Shares issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures, in each case without respect to any limitation or restriction on the conversion of the Debentures or the exercise of the Warrants and Callable Warrants.

“Variable Rate Transaction” means a transaction in which PubCo, SPAC or Target, after the date hereof: (i) issues or sells any debt or equity securities (or enters into binding agreements for the issuance and sale thereof) that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of PubCo or the market for the Ordinary Shares after the Closing Date or (ii) enters into, or effects a transaction under, any agreement, including an equity line of credit or at-the-market facility, whereby PubCo may issue securities at a future determined price; provided, that if any instrument has a hard floor of $20 per Ordinary Share or more (subject to adjustment for reverse and forward share or stock splits, share or stock dividends, share or stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Shares so reported, or (d) in all other cases, the fair market value of a share of Ordinary Shares as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to PubCo, the fees and expenses of which shall be paid by PubCo.

“Warrants” means, collectively, the Ordinary Shares purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to 7.5 years, substantially in the form of Exhibit C attached hereto.

“Warrant Shares” means the Ordinary Shares issuable upon exercise of the Warrants and Callable Warrants.

1.2 Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Acquiring Person	§ 4.6
Action	§ 3.1(h) and § 3.3(j)
Agreement	Preamble
BHCA	§ 3.1(y)
Blue Sky Laws	§ 3.3(f)(ii)
Business Combination	Recitals
Business Combination Agreement	Recitals
Buy-In Price	§ 4.1(e)
Consolidated Financial Statements	§ 3.3(h)(i)
Consultants	§ 3.3(l)(ii)
Disqualification Event	§ 3.1(aa)
Environmental Permits	§ 3.3(p)

Federal Reserve	§ 3.1(y)
Governmental Authority	§ 3.3(f)(ii)
IPO	§ 4.18
Issued Capital Stock	§ 3.3(d)(i)
Issuer Covered Person or Issuer Covered Persons	§ 3.1(aa)
Lease	§ 3.3(m)(ii)
Lease Documents	§ 3.3(m)(ii)
Legend Removal Date	§ 4.1(d)
Material Contracts	§ 3.3(q)(i)
Maximum Rate	§ 5.16
Merger Sub	Recitals
Money Laundering Laws	§ 3.1(z)
OFAC	§ 3.1(x)
Ordinary Shares	Recitals
Participation Maximum	§ 4.11(a)
Party or Parties	Preamble
Pre-Notice	§ 4.11(b)
Plans	§ 3.3(k)(i)
Pro Rata Portion	§ 4.11(e)
PubCo	Preamble
PubCo Disclosure Schedules	§ 3.1
Public Distributions	§ 4.18
Public Information Failure	§ 4.3
Public Information Failure Payments	§ 4.3
Public Stockholders	§ 4.18
Purchaser or Purchasers	Preamble
Purchaser Party	§ 4.9
Remedies Exceptions	§ 3.3(e)
Required Approvals	§ 3.1(e)
SEC	§ 3.4(g)(i)
Securities Act	§ 3.4(g)(i)

Self-Employees	§ 3.3(l)(ii)
SPAC	Preamble
SPAC Board Recommendation	§ 3.4(j)(i)
SPAC Business Combination	§ 4.18
SPAC Disclosure Schedule	§ 3.4
SPAC Material Contracts	§ 3.4(q)(i)
SPAC Prospectus	§ 4.18
SPAC SEC Reports	§ 3.4(g)(i)
Standard Settlement Period	§ 4.1(d)
Subsequent Financing	§ 4.11(a)
Subsequent Financing Notice	§ 4.11(b)
Target	Preamble
Target Disclosure Schedule	§ 3.3
Target Permits	§ 3.3(g)
Trust Account	§ 3.4(l)
Trust Agreement	§ 3.4(l)
Trust Fund	§ 3.4(l)

1.3 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or words of similar import refer to this Agreement as a whole, including the schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”, (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation, (ix) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”, (x) references to “dollar”, “dollars” or “$” shall be to the lawful currency of the United States, (xi) references to “Euro”, “EUR” or € shall be to the lawful currency of the European Union, and (xii) the word “shall” and the word “will” indicate a mandatory obligation.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under the applicable Accounting Principles.

(e) Whenever this Agreement states that documents or other information have been “made available” or “provided to” the Lead Purchaser (including words of similar import), such words shall mean that such documents or information referenced shall have been posted in the dataroom, or otherwise provided in writing to the Lead Purchaser and its Representatives, at least two (2) days prior to the date hereof.

Article II
PURCHASE AND SALE

2.1 Closing.

(a) On the Closing Date, upon the terms and subject to the conditions set forth herein substantially concurrent with the consummation of the Merger, PubCo agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase, a principal amount of the Debentures as set forth under the subscription amount on such Purchaser’s signature page, which total aggregate subscription amount for all Purchasers is not less than $29,126,214 and does not exceed $100,000,000.

(b) No later than three (3) Business Days prior to the expected Closing Date, each Purchaser shall deliver to the Transfer Agent, via wire transfer immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser to be held in escrow on behalf of such Purchaser.

(c) On the Closing Date, the Transfer Agent shall deliver the funds of each Purchaser’s Subscription Amount to PubCo, and PubCo shall deliver to each Purchaser its respective Debenture and a Warrant (and/or if applicable, a Callable Warrant), as determined pursuant to Section 2.2(a), and PubCo and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.

(d) Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the location (including remotely) as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, PubCo shall deliver or cause to be delivered to each Purchaser the following:

(i) a legal opinion of Arendt & Medernach SA substantially in the form attached hereto as Exhibit D-1 and the legal opinion of K&L Gates LLP as substantially set forth in Exhibit D-2 subject to customary assumptions, exclusions and fact certificates;

(ii) a Debenture with a principal amount equal to such Purchaser’s Principal Amount of Debentures issued on the Closing Date, registered in the name of such Purchaser;

(iii) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of New Ordinary Shares equal to such Purchaser’s Principal Amount divided by the Conversion Price (rounded down) with an exercise price equal to $12.50, subject to adjustment therein;

(iv) the Lock-Up Agreements;

(v) wire instructions to the account specified in writing by the Escrow Agreement;

(vi) the Registration Rights Agreement duly executed by PubCo; and

(vii) the Callable Warrants registered in the name of the special purpose entity designated by and affiliated with ATW Partners, LLC (and made a “Purchaser” under this Agreement) to purchase up to 12,000,000 Ordinary Shares.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to PubCo or the Transfer Agent, as applicable, the following:

(i) to Transfer Agent, such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Escrow Agreement; and

(ii) the Registration Rights Agreement duly executed by such Purchaser; and

(iii) the Warrant and Callable Warrant each duly executed by the applicable Purchaser to be party thereto (if required).

2.3 Closing Conditions.

(a) The obligations of PubCo, the Target and SPAC hereunder in connection with the Closing are each subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or material adverse effect or any similar qualifier, in all respects) on the date hereof and immediately prior to the Exchange on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b).

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by PubCo Material Adverse Effect, Target Material Adverse Effect, SPAC Material Adverse Effect or any similar qualifier, in all respects) on the date hereof and immediately prior to the Exchange on the Closing Date of the representations and warranties of PubCo, the Target and SPAC contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of PubCo, the Target and SPAC required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by PubCo, the Target or SPAC of the items set forth in Section 2.2(a);

(iv) there shall have been no PubCo Material Adverse Effect, Target Material Adverse Effect or SPAC Material Adverse Effect since the date hereof;

(v) no material amendment or modification of the Business Combination Agreement shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Purchaser would reasonably expect to receive under the Transaction Documents;

(vi) all conditions precedent to the Merger set forth in the Business Combination Agreement shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the Merger Effective Time and without amendment, modification or waiver thereof);

(vii) Shareholder Approval shall have been obtained;

(viii) neither PubCo, the Target nor any Significant Subsidiary thereof shall have issued, or agreed to issue, any equity, equity linked or debt financing other than (a) specifically referenced herein or (b) pursuant to an Exempt Issuance, in each case without the consent of the Lead Purchaser; and

(ix) from the date hereof to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

Article III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of PubCo. Except as set forth in the disclosure schedules of PubCo attached hereto (the “PubCo Disclosure Schedules”) or in any public filings filed by PubCo or SPAC with the Commission (including the Registration Statement (as defined in the Business Combination Agreement), which Disclosure Schedules and public filings shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or any such public filings, PubCo hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. Merger Sub is the only direct Subsidiary of PubCo and there are no indirect Subsidiaries of PubCo and there are no Significant Subsidiaries of PubCo. PubCo owns, directly or indirectly, all of the capital stock or other equity interests of each such Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of Merger Sub are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each of PubCo and Merger Sub is an entity duly incorporated or otherwise organized, validly existing and, with respect to Merger Sub, in good standing, under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither PubCo nor any of its Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational documents. Each of PubCo and Merger Sub is duly qualified to conduct business in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and Merger Sub is in good standing in the State of Delaware, in each case except where the failure to be so qualified or in good standing, as the case may be, would not have a PubCo Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. PubCo has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by PubCo and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of PubCo and no further action is required by PubCo, its Board of Directors or its shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by PubCo and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of PubCo enforceable against PubCo in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by PubCo of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of PubCo’s or Merger Sub’s certificate or articles of incorporation or organization, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of PubCo or any Significant Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a PubCo or Significant Subsidiary debt or otherwise) or other understanding to which PubCo or any Significant Subsidiary is a party or by which any property or asset of the PubCo or any Significant Subsidiary is bound or affected, or (iii) subject to the Required Approvals (as defined below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which PubCo or a Significant Subsidiary is subject (including federal and state and foreign securities laws and related regulations), or by which any property or asset of PubCo or a Significant Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a PubCo Material Adverse Effect.

(e) Filings, Consents and Approvals. PubCo is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by PubCo of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.5, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) to the extent applicable, such filings as are required to be made under applicable state and foreign securities laws, and (v) the approvals as set forth in the Business Combination Agreement (collectively, the “Required Approvals”).

(f) Issuance of the Securities. Immediately prior to the Exchange on the Closing Date, the Securities will be duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by PubCo other than restrictions on transfer provided for in the Transaction Documents or the articles of association of PubCo. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents and Luxembourg Law, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by PubCo other than restrictions on transfer provided for in the Transaction Documents or the articles of association of PubCo. PubCo has, as of the date hereof, a sufficient authorized capital in view of issuing a number of Ordinary Shares at least equal to the Required Minimum on the date hereof.

(g) Capitalization. The capitalization of PubCo as of the date hereof is as set forth on Schedule 3.1(g). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, other than as provided for under Luxembourg Law. Except as a result of the purchase and sale of the Securities and as provided for under Luxembourg Law, the issuance of the Warrants and Callable Warrants and except as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any of Ordinary Shares, or contracts, commitments, understandings or arrangements by which PubCo is or may become bound to issue additional Ordinary Shares or Ordinary Share Equivalents. The issuance and sale of the Securities will not obligate PubCo to issue Ordinary Shares or other securities to any Person (other than the Purchasers). Except as set forth on Schedule 3.1(g), there are no outstanding securities or instruments of PubCo with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by PubCo. Except as set forth on Schedule 3.1(g), there are no outstanding securities or instruments of PubCo that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which PubCo is or may become bound to redeem a security of PubCo. PubCo does not have any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement. All of the outstanding and issued shares of PubCo are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and Luxembourg securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities applicable under the Luxembourg Law. There are no shareholders agreements, voting agreements or other similar agreements with respect to PubCo’s share capital to which PubCo is a party or, to the knowledge of PubCo, between or among any of PubCo’s shareholders.

(h) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation (collectively, an “Action”) pending or, to the knowledge of PubCo, threatened in writing against or affecting PubCo, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) as of the date hereof. Neither PubCo nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any such Action involving a claim of violation of or liability under federal or state and foreign securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of PubCo, there is not pending or contemplated, any investigation by the Commission involving PubCo or any current or former director or officer of PubCo. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by PubCo or any Subsidiary under the Exchange Act or the Securities Act.

(i) Compliance. Neither PubCo nor any of its Subsidiaries: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by PubCo or any of its Subsidiaries under), nor has PubCo or any of its Subsidiaries received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a PubCo Material Adverse Effect.

(j) Insurance. As of immediately prior to the Exchange on the Closing Date, PubCo and its Subsidiaries will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which PubCo and its Subsidiaries are engaged, including directors and officers insurance coverage at least equal to the aggregate Subscription Amount.

(k) Transactions with Affiliates and Employees. None of the officers or directors of PubCo or any Subsidiary and, to the knowledge of PubCo, none of the employees of PubCo or any Subsidiary is presently a party to any transaction with PubCo or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of PubCo, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of PubCo and (iii) other employee benefits, including any incentive plan or stock option agreements under any stock option plan of PubCo.

(l) Sarbanes-Oxley; Internal Accounting Controls. Immediately prior to the Exchange on the Closing Date, PubCo and its Subsidiaries will be in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.

(m) Certain Fees. Other than as set forth on Schedule 3.1(m) attached hereto, no brokerage or finder’s fees or commissions are or will be payable by PubCo or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents and the Business Combination. No Purchaser has any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(m) that may be due in connection with the transactions contemplated by the Transaction Documents or the Business Combination.

(n) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by PubCo to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(o) Registration Rights. Other than (i) each of the Purchasers, (ii) the Target and SPAC stockholders granted registration rights under the Business Combination Agreement and (iii) the Persons granted registration rights under “Company & SPAC Shareholder Registration Rights Agreement” (as defined in the Business Combination Agreement), and the “Converted Company Shareholder Registration Rights Agreement” (as defined in the Business Combination Agreement) with the holders as set forth on Schedule 3.1(o), no Person has any right to cause PubCo or any of its Subsidiaries to effect the registration under the Securities Act of any securities of PubCo or any of its Subsidiaries.

(p) Application of Takeover Protections. PubCo and the Board of Directors have taken to the extent legally permissible, all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under PubCo’s organizational documents, if applicable, or the laws of its incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and PubCo fulfilling their obligations or exercising their rights under the Transaction Documents, including as a result of PubCo’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(q) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither PubCo, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by PubCo for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) subject to receipt of Shareholder Approval, any applicable shareholder approval provisions of any Trading Market on which any of the securities of PubCo are listed or designated.

(r) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a PubCo Material Adverse Effect, PubCo and Merger Sub each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of PubCo or Merger Sub know of no basis for any such claim.

(s) No General Solicitation. Neither PubCo nor any Person acting on behalf of PubCo has offered or sold any of the Securities by any form of general solicitation or general advertising. PubCo has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(t) Foreign Corrupt Practices. Neither PubCo nor any Subsidiary, nor to the knowledge of PubCo or any Subsidiary, any agent or other person acting on behalf of PubCo or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by PubCo or any Subsidiary (or made by any person acting on its behalf of which PubCo is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(u) Acknowledgment Regarding Purchasers’ Purchase of Securities. PubCo acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. PubCo further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of PubCo (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. PubCo further represents to each Purchaser that PubCo’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by PubCo and its representatives.

(v) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(g), 4.14 and 4.20 hereof), it is understood and acknowledged by PubCo that: (i) none of the Purchasers has been asked by PubCo to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of PubCo, or “derivative” securities based on securities issued by PubCo or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of PubCo’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Ordinary Shares and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. PubCo further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in PubCo at and after the time that the hedging activities are being conducted.  PubCo acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(w) Regulation M Compliance.  PubCo has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of PubCo to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of PubCo, other than, in the case of clauses (ii) and (iii), compensation paid to a Placement Agent in connection with the placement of the Securities.

(x) Office of Foreign Assets Control. Neither PubCo nor any of its Subsidiaries nor, to PubCo’s knowledge, any director, officer, agent, employee or affiliate of PubCo or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)

(y) Bank Holding Company Act. Neither PubCo nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither PubCo nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither PubCo nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(z) Money Laundering. The operations of PubCo and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving PubCo or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of PubCo or any of its Subsidiaries, threatened.

(aa) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of PubCo, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of PubCo participating in the offering hereunder, any beneficial owner of 20% or more of PubCo’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with PubCo in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). PubCo has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(bb) Other Covered Persons. Other than the Placement Agent, PubCo is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(cc) No Side Letters. Neither PubCo nor any Affiliates of PubCo have entered into any side letter or similar agreement with any Person in connection with the issuance or transfer of securities to such Person in connection with a direct or indirect investment in PubCo or Target.

(dd) Disclosure. PubCo understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of PubCo. Each of the representations and warranties contained herein (including in the Disclosure Schedules to this Agreement), is true and correct. PubCo acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to PubCo, SPAC and the Target as follows:

(a) Organization; Authority. Such Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or Callable Warrants or converts any Debentures it will be (i) either an institutional “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act and (ii) an Institutional Account as defined in FINRA Rule 4512(c). The Purchaser is not an entity formed for the specific purpose of acquiring the Securities.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities (i) is fully consistent with its financial needs, objectives and condition, (ii) complies and is fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) has been duly authorized and approved by all necessary action, (iv) does not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound and (v) is a fit, proper and suitable investment for it, notwithstanding the substantial risks inherent in investing in or holding the Securities. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Purchaser has made its own independent investigation, review and analysis regarding PubCo, SPAC, the Target and their respective Subsidiaries and the transactions contemplated hereby, which investigation, review and analysis were conducted by such Purchaser together with expert advisors, including legal counsel, which it has engaged for such purpose. Such Purchaser has been provided with full and complete access to the representatives, books and records of PubCo, SPAC, the Target and their respective Subsidiaries and other information that they have requested in connection with their investigation of PubCo, SPAC, the Target, and their respective Subsidiaries and the transactions contemplated hereby. Such Purchaser is not relying on any statement, representation or warranty, oral or written, express or implied, made by PubCo, SPAC, the Target or any of their respective Subsidiaries or their representatives, except for the representations and warranties of PubCo, SPAC and the Target expressly set forth herein (as modified by the applicable disclosure schedules).

(e) General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(f) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SPAC SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of PubCo concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about PubCo and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that PubCo possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Such Purchaser acknowledges and agrees that none of the Placement Agents or any Affiliate of any Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  None of the Placement Agents or any Affiliate has made or makes any representation as to PubCo or the quality of the Securities and the Placement Agents and any Affiliate may have acquired non-public information with respect to PubCo which such Purchaser agrees need not be provided to it.  In connection with the issuance of the Securities to such Purchaser, none of the Placement Agents or any of their respective Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of PubCo during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from PubCo or any other Person representing PubCo setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(h) Placement Agent. Such Purchaser hereby acknowledges and agrees that (a) each Placement Agent is acting solely as the Target’s placement agent in connection with the Transactions and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for any Purchaser, the Target, PubCo, SPAC or any other person or entity in connection therewith; (b) no Placement Agent has made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the transactions contemplated by this Agreement and (c) no Placement Agent shall have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated by this Agreement or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning SPAC, the Target or the transactions contemplated by this Agreement.

(i) Investment Intent. Each Purchaser is purchasing the Securities for investment purposes and not with a view to the distribution thereof, and Purchaser has no present arrangement to sell the Securities to or through any person or entity prior to the Effective Time. Purchaser shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act and the rules promulgated thereunder.

3.3 Representations and Warranties of the Target. Except as set forth in the Target’s disclosure schedule (it being understood and agreed that information disclosed in any Section of the Target Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of the Target Disclosure Schedule to which such disclosure would reasonably pertain or if its relevance to such other Section is reasonably apparent on the face of such disclosure) delivered by Target in connection with this Agreement (the “Target Disclosure Schedule”), the Target hereby represents and warrants to each Purchaser as follows:

(a) Organization and Qualification. The Target and each Target Subsidiary is a corporation or other organization duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (insofar as such concept exists in such jurisdiction) and has the requisite corporate or other organizational power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Target and each Target Subsidiary (i) has all necessary governmental approvals to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, (ii) is duly qualified or licensed as a foreign corporation or other organization to do business and (iii) is in good standing, in each jurisdiction (insofar as such concept exists in such jurisdiction) where the character of the properties or assets owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to have such governmental approval or be so qualified or licensed and in good standing would not have a Target Material Adverse Effect.

(b) Subsidiaries. A true and complete list of all the Target Subsidiaries, together with the jurisdiction of organization or incorporation of each Target Subsidiary and the percentage of the outstanding capital stock of each Target Subsidiary owned by the Target and each other Target Subsidiary, in each case, as of the date hereof, is set forth in Schedule 3.3(b). Except with respect to the Target Subsidiaries, the Target does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity.

(c) Organizational Documents. The Target has, prior to the date of this Agreement, made available a complete and correct copy of the Organizational Documents of the Target and each Target Subsidiary. Such Organizational Documents are in full force and effect. Neither the Target nor any Target Subsidiary is in violation of any of the provisions of its Organizational Documents in any material respect.

(d) Capitalization.

(i) As of the date hereof, 119,540 Target Shares are issued, including 4,986 Target Treasury Shares as set forth on Schedule 3.3(d)(i) (the “Issued Capital Stock”). As of the date hereof, the Target has granted Target Options to purchase Target Shares in the amounts as set forth on Schedule 3.3(d)(i). As of the date hereof, the Target has granted Target Warrants to purchase Target Shares in the amounts as set forth on Schedule 3.3(d)(i). Other than the Convertible Bonds, there are no other options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Target or any Target Subsidiary or obligating the Target or any Target Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Target or any Target Subsidiary. Neither the Target nor any Target Subsidiary is a party to, or otherwise bound by, and neither the Target nor any Target Subsidiary has granted, any equity appreciation rights, participations, phantom equity or similar rights. Other than the Target Shareholders’ Agreement and the BCA Agreements, and there are no voting trusts, voting agreements, proxies, shareholder agreements or other similar agreements with respect to the voting or transfer of the Target Shares or any of the equity interests or other securities of the Target or any of the Target Subsidiaries.

(ii) As of the date hereof, 4,986 Target Treasury Shares are available to satisfy granted Target Options and further grants under the Target Equity Plans. Schedule 3.3(d)(ii) sets forth a list of each outstanding Target Option granted to each employee of the Target or any Target Subsidiary or any other person including (i) the name of the holder of such Target Equity Award; (ii) the number of Target Shares subject to such outstanding Target Option; (iii) if applicable, the exercise price, purchase price, or similar pricing of such Target Option, (iv) the date on which such Target Option was granted or issued; (v) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Target Option is vested and exercisable as of the date hereof; and (vi) the date on which such Target Option expires. All Target Shares subject to issuance under the Target Equity Plan, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and nonassessable.

(iii) Other than pursuant to the Target Shareholders’ Agreement, the Target Organizational Documents or as set forth in the Target Equity Plan or any Target Equity Award issued thereunder, there are no outstanding contractual obligations of the Target or any Target Subsidiary to repurchase, redeem or otherwise acquire any Target Shares or any capital stock of any Target Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person other than a Target Subsidiary.

(iv) Each outstanding share of capital stock of each Target Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Target or another Target Subsidiary free and clear of all Liens (other than any Permitted Liens), options, rights of first refusal and limitations on the Target’s or any Target Subsidiary’s voting rights, other than transfer restrictions under applicable securities laws and their respective organizational documents.

(v) The Target Shareholders collectively own directly and beneficially and of record, all of the equity of the Target (which are represented by the issued Target Shares). Except as set forth in Schedule 3.3(d)(v) and Schedule 3.3(d)(ii), and except for the shares of the Target held by shareholders of the Target and the Convertible Bonds, no shares or other equity or voting interest of the Target, or options, warrants or other rights to acquire any such shares or other equity or voting interest, of the Target is authorized or issued.

(vi) All issued Target Shares and all issued shares of capital stock or other equity securities (as applicable) of each Target Subsidiary have been issued and granted in compliance with (i) applicable securities Laws and other applicable Laws and (ii) any preemptive rights and other similar requirements set forth in applicable contracts to which the Target or any Target Subsidiary is a party.

(e) Authority Relative to this Agreement. The Target has all necessary power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by the Target of this Agreement and the other Transaction Documents to which it is a party and the consummation by the Target of the Transactions have been duly and validly authorized by all necessary corporate action, including approval by the Target Board, and no other corporate proceedings on the part of the Target are necessary to authorize this Agreement, each such other Transaction Document or to consummate the Transactions. This Agreement and each such other Transaction Document have been duly and validly executed and delivered by the Target and, assuming the due authorization, execution and delivery by SPAC, PubCo, and Purchasers constitutes a legal, valid and binding obligation of the Target, enforceable against the Target in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”). To the knowledge of the Target, no state, provincial, federal, domestic or foreign takeover statute is applicable to the Transactions, except as otherwise contemplated herein.

(f) No Conflict; Required Filings and Consents.

(i) The execution and delivery by the Target of this Agreement and each Ancillary Agreement to which it is a party does not, and subject to receipt of the filing and recordation of appropriate merger documents as required by the DGCL or the Luxembourg Law and of the consents, approvals, authorizations or permits, filings and notifications contemplated by Section 3.3(f)(ii) the performance of this Agreement and each such Ancillary Agreement by the Target will not (i) conflict with or violate the Organizational Documents of the Target or any Target Subsidiary, (ii) conflict with or violate any Law applicable to the Target or any Target Subsidiary or by which any property or asset of the Target or any Target Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any property or asset of the Target or any Target Subsidiary pursuant to, any Material Contract, except (in case of clause (ii) and (iii)) for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Target Material Adverse Effect.

(ii) The execution and delivery by the Target of this Agreement and each Ancillary Agreement to which it is a party does not, and the performance of this Agreement by the Target will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover Laws, rules and regulations of Nasdaq, the notification requirements of applicable Antitrust Laws, if any, and filing and recordation of appropriate documents or other documents as required by the SEC, DGCL, and (ii) as and where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent the Target from performing its material obligations under this Agreement and each such other Transaction Document.

(g) Permits; Compliance. Each of the Target and the Target Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Target or the Target Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Target Permits”). No suspension or cancellation of any of the Target Permits is pending or, to the knowledge of the Target, threatened in writing. Neither the Target nor any Target Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Target or any Target Subsidiary or by which any property or asset of the Target or any Target Subsidiary is bound or affected, or (b) any Target Permit, except as and where such conflict, default, breach or violation, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent the Target from performing its material obligations under this Agreement and each such other Transaction Document. Since January 1, 2017, neither the Target nor any Target Subsidiary has received any written notices from any Governmental Authority alleging violation of any applicable Laws and to the knowledge of the Target, no employee of the Target or any Target Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law.

(h) Financial Statements.

(i) The Target has made available to Purchasers true and complete copies of the consolidated balance sheets of the Target and the Target Subsidiaries as of December 31, 2020 and 2019, and the related consolidated income statements and cash flows of the Target and the Target Subsidiaries for the years ended December 31, 2020 and 2019 (the “Consolidated Financial Statements”), which are attached as Schedule 3.3(h)(i). The Consolidated Financial Statements (including the notes thereto) (a) were prepared in accordance with the Accounting Principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (b) fairly present, in all material respects, the financial position, results of operations and cash flows of the Target and the Target Subsidiaries as of the date thereof and for the period indicated therein, except as otherwise noted therein.

(ii) Except as and to the extent set forth on the Consolidated Financial Statements, neither the Target nor any Target Subsidiary has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with the Accounting Principles except for (i) liabilities that were incurred in the ordinary course of business or in connection with the Transactions since December 31, 2020, (ii) obligations for future performance under any contract to which the Target or any Target Subsidiary is a party or (iii) any other liabilities and obligations which individually or in the aggregate, would not have a Target Material Adverse Effect.

(iii) (i) Neither the Target nor any Target Subsidiary nor, to the Target’s knowledge, any director, officer, employee, auditor, accountant or Representative of the Target or any Target Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Target, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Target or any Target Subsidiary that the Target or any Target Subsidiary has engaged in questionable accounting or auditing practices and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Target Board or any committee thereof other than in the ordinary course with the accounting or auditing firms engaged on behalf of the Target and the Target Subsidiaries.

(iv) To the knowledge of the Target, no employee of the Target or any Target Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. None of the Target, any Target Subsidiary or, to the knowledge of the Target, any officer, employee, contractor, subcontractor or agent of the Target or any such Target Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Target or any Target Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. sec. 1514A(a).

(i) Absence of Certain Changes or Events. Since December 31, 2020 and prior to the date of this Agreement, except as otherwise reflected in the Financial Statements, actions or omissions taken as a result of COVID-19 and COVID-19 Measures, or as expressly contemplated or permitted by this Agreement, (a) the Target and the Target Subsidiaries have conducted their respective businesses in the ordinary course and in a manner consistent with past practice in all material respects, (b) the Target and the Target Subsidiaries have not sold, assigned or otherwise transferred any right, title, or interest in or to any of their material assets (including Intellectual Property and Business Systems) other than non-exclusive licenses or assignments or transfers in the ordinary course of business, and (c) there has not been any Target Material Adverse Effect.

(j) Absence of Litigation. As of the date hereof, there is no material litigation, proceeding, cause of action, lawsuit, audit, assessment or reassessment, petition, complaint, charge, grievance, prosecution, demand, hearing, written notice, inquiry, investigation, subpoena, summons, inspection, or administrative or other similar proceeding, mediation or arbitration (including any appeal or application for review) of any kind or nature, in law or in equity (an “Action”), pending or, to the knowledge of the Target, threatened in writing against the Target or any Target Subsidiary, or any property or asset of the Target or any Target Subsidiary, before any Governmental Authority. As of the date hereof, neither the Target nor any Target Subsidiary nor any material property or asset of the Target or any Target Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Target, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

(k) Employee Benefit Plans.

(i) Schedule 3.3(k)(i) sets forth a true and complete list of the Target Equity Plan and all other bonus, stock option, stock purchase, restricted stock, equity or equity-based, incentive, deferred compensation, retiree medical or life insurance, retirement, supplemental retirement, severance, retention, separation, change in control, health, welfare, fringe benefit, sick pay and vacation plans or arrangements or other material employee benefit plans, programs, ex gratia promises, policies, agreements or arrangements, whether formal or informal, in each case which are maintained, sponsored by, or contributed to by (or for which there is an obligation to contribution to by) the Target or any Target Subsidiary for the benefit of any current or former employee, officer, director, individual independent contractor and/or consultant, or with respect to which the Target or any Target Subsidiary has or could incur any present or future liability (contingent or otherwise) (collectively, the “Plans”).

(ii) With respect to each Plan, the Target has made available to Purchasers, if applicable, a list of all relevant Plans together with (i) a true and complete copy of the current plan document and all amendments thereto and each trust or other funding arrangement, and (ii) any material non-routine correspondence from any Governmental Authority with respect to any Plan within the past three (3) years.

(iii) Neither the execution and delivery of this Agreement nor the other Transaction Documents nor the consummation of the Transactions will or could reasonably be expected to (alone or in combination with any other event) (i) result in (A) an increase in the amount of compensation or benefits to or in respect of any current or former employee, officer, director, individual independent contractor or consultant; (B) any payment or benefit becoming due to or in respect of any current or former employee, officer, director, individual independent contractor or consultant; (C) the acceleration of the vesting, funding or timing of payment of any compensation or benefits payable to or in respect of any current or former employee, officer, director, individual independent contractor or consultant; or (D) any increased or accelerated funding obligation with respect to any Plan; or (ii) limit the right to merge, amend or terminate any Plan.

(iv) None of the Plans provide for, nor does the Target nor any Target Subsidiary have or reasonably expect to have any liability or obligation to provide any post-employment or post-service health or welfare benefits or retiree medical or life insurance to any current or former employee, officer, director, individual independent contractor or consultant of the Target or any Target Subsidiary after termination of employment or service except (i) as set forth in any existing employment or severance agreement or (ii) as may be required under applicable Law for which the covered individual pays the full cost of coverage.

(v) In all material respects, (i) each Plan has been established, maintained and administered in accordance with its terms and in compliance with the requirements of all applicable Laws and (ii) other than routine claims for benefits in the ordinary course of business, no actions, litigation, claims, lawsuits, audits, inquiries, arbitrations, investigations, or proceedings are pending or, to the knowledge of Target, threatened, from any Governmental Authority in connection with any Plan or by or on behalf of any participant in any Plan, or otherwise involving or relating to any Plan or the assets of any Plan or any trust thereunder or the plan sponsor or plan administrator of any Plan (acting in such individual’s capacity as plan sponsor or plan administrator) and, to the knowledge of the Target, no facts or circumstances exist that could reasonably be expected to give rise to any such action, litigation, claim, lawsuit, audit, inquiry, arbitration, investigation or proceeding.

(vi) Except as would not result in material liability to the Target and the Target Subsidiaries, taken as a whole, either individually or in the aggregate, there have been no acts or omissions by the Target or Target Subsidiary with respect to any Plan that have given or could reasonably be expected to give rise to any fines, penalties or related charges under applicable Law.

(vii) All material liabilities or expenses of the Target or any Target Subsidiary in respect of any Plan which have not been paid have been properly accrued on the Target’s or any Target Subsidiary’s most recent financial statements in compliance with the Accounting Principles. With respect to each Plan, all material contributions or payments (including all employer contributions, employee salary reduction contributions, and premium or benefit payments) that are due or are required to be made under the terms of any Plan or in accordance with applicable Laws have been made within the time periods prescribed by the terms of each such Plan and applicable Laws, as the case may be, except as would not result in material liability to the Target, and all such contributions or payments that are not yet due or required to be made under the terms of any Plan or in accordance with applicable Laws have been properly accrued in accordance with the Accounting Principles, applied on a consistent basis, and reflected on the Target’s or any Target Subsidiary’s audited financial statements.

(l) Labor and Employment Matters.

(i) Schedule 3.3(l)(i) contains a correct and complete list of all Employees of the Target and any Target Subsidiary as of the date hereof, setting forth for each such individual the following: (i) name; (ii) job title; (iii) date of birth; (iv) hire date or date the contract of employment began; (v) gross annual salary; and (vi) variable compensation; (vii) notice period; (viii) vacation entitlement; and (ix) details of which company employs each Employee. As of the date hereof, all compensation, including wages, commissions and bonuses, due and payable to all Employees of the Target and any Target Subsidiary for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Target’s financial statements).

(ii) Schedule 3.3(l)(ii) contains a correct and complete list of all the self-employees (the “Self-Employees”) acting for the Target as of the date hereof, together with the type of activity/service provided by each of them and the relevant compensation. The relationships with the Self-Employees and the consultants of the Target (the “Consultants”) have been established, conducted and remunerated in accordance with applicable Law and with the terms and conditions of the relevant agreements.

(iii) (i) There are no Actions pending or, to the knowledge of the Target, threatened against the Target or any Target Subsidiary by any of their respective current or former Employees, Self-Employees and Consultants, or any class of the foregoing, which Actions would be material to the Target and the Target Subsidiaries, taken as a whole; (ii) neither the Target nor any Target Subsidiary is, nor have been for the past three (3) years, a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization applicable to persons employed by the Target or any Target Subsidiary, nor, to the knowledge of the Target, are there any activities or proceedings of any labor union to organize any such employees; (iii) there are no material unfair labor practice complaints pending against the Target or any Target Subsidiary before the competent Labor Court; (iv) there has never been, nor, to the knowledge of the Target, has there been any threat of any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting, or, to the knowledge of the Target, by or with respect to any employees of the Target or any Target Subsidiary; and (v) the Target has not incurred any actual or contingent liability in connection with any termination of employment of its Employees or former Employees (including redundancy payments or failure to comply with any order for reinstatement or re-engagement of any Employee).

(iv) (i) The Target and the Target Subsidiaries are and for the past three (3) years have been in compliance in all respects with all applicable Laws relating to the employment, employment practices, employment discrimination, terms and conditions of employment, mass layoffs and plant closings, immigration, working time regulations including meal and rest breaks, minimum salary regulation set forth by the applicable National Collective Bargaining Agreement, pay equity, workers’ compensation, family and medical leave, and occupational safety and health requirements, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and where required, maintain adequate and up to date records which will be available on Closing and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (ii) to the knowledge of the Target, no employee of the Target has been or is being investigated in connection with any misconduct, nor subject to any disciplinary action in connection with such misconduct, that would be expected to have a Target Material Adverse Effect.

(v) To the Target’s knowledge, the Target and the Target Subsidiaries are in all material respects in compliance with any Laws, recommendations or guidance issued by any applicable Governmental Authority relating in any way to the work of Employees or procedures for returning to work for Employees with respect to COVID-19.

(vi) No notice to terminate the contract of employment of any Employee of the Target (whether given by the relevant employer or by the Employee) is pending, outstanding or threatened.

(vii) Except with respect to the Target Equity Plans, the Target is not a party to, bound by or proposing to introduce in respect of any of its directors, Employees any share option, profit sharing, bonus commission or any other scheme relating to the profit or sales of the Target.

(viii) True, complete and accurate copies of all form contracts, and any contracts that contain material deviations from such form contracts, which apply to Employees have been provided and the Target has not offered, promised or agreed to any future variation in the contract of any Employee.

(m) Real Property; Title to Assets.

(i) None of the Target nor any of the Target Subsidiaries has owned or presently owns (i) fee simple title to any real property or (ii) any ground lease interest under or pursuant to a ground lease.

(ii) Schedule 3.3(m)(ii) lists the street address of each parcel of Leased Real Property, and also identifies with respect to each Leased Real Property, each lease, sublease, license or other contractual arrangement under which such Leased Real Property is occupied or used (each, a “Lease”), including the date of and legal name of each of the parties to such Lease, and each guaranty, amendment, restatement, modification or supplement thereto (collectively, the “Lease Documents”). True, correct and materially complete copies of all Lease Documents have been made available to Purchasers.

(iii) The Leased Real Property constitutes all material interests in real property currently used, occupied or held for use in connection with the business of the Target or Target Subsidiaries as it was conducted prior to the COVID-19 pandemic and necessary for the continued operation of the business of the Target or the Target Subsidiaries, as applicable. The Leased Real Property, including all buildings, fixtures and other improvements constituting a part thereof, is in good operating condition, except for ordinary wear and tear, without structural defects and is suitable, sufficient and appropriate for its current and contemplated uses. All mechanical and other systems located at the Leased Real Property are in good operating condition, except for ordinary wear and tear, and no condition exists requiring material repairs (other than routine maintenance) or material alterations thereof. No Leased Real Property is subject to any sublease, license or right of occupancy in favor of any third party.

(iv) The Target or the applicable Target Subsidiary has a valid, binding and enforceable, subject to the Remedies Exceptions, leasehold interest under each of the Leases, free and clear of all Liens other than Permitted Liens. Each Lease is in full force and effect and is the valid, binding and enforceable, subject to the Remedies Exceptions, obligation of each party thereto in accordance with its terms. The Target or the applicable Target Subsidiary has accepted full possession of each individual Leased Real Property and is currently occupying and using same pursuant to the terms of the applicable Lease. No security deposit or portion thereof deposited with respect to any Lease has been applied in respect of a breach or default under such Lease, which has not been re deposited in full. All “landlord work” and “tenant work” or other improvements or construction required or contemplated by each Lease has been completed in accordance with the applicable Lease and accepted by the Target or the applicable Target Subsidiary. None of the Target nor any of the Target Subsidiaries, nor to the Target’s knowledge, any other person is in material breach or material violation of, or default under, any Lease and no event has occurred and no circumstance exists which, if not remedied, would result in such a breach, violation or default (with or without notice or lapse of time, or both). No party to any material Lease has exercised any termination rights with respect thereto, and no such party has given written notice of any outstanding material dispute with respect to any Lease. Following the consummation of the Transactions, the Target or the applicable Target Subsidiary will have a valid, binding and enforceable, subject to the Remedies Exceptions, leasehold interest under each of the Leases, free and clear of all Liens other than Permitted Liens, and full right to possess and use the Leased Real Property in accordance with the Lease.

(v) The Target or the applicable Target Subsidiary has all certificates of occupancy, permits, licenses, certificates of authority, authorizations, approvals, registrations, and other similar consents issued by or obtained from any Governmental Authority necessary for the current use and operation of the Leased Real Property in all material respects. The Leased Real Property is in compliance in all material respects with all applicable Laws, including, fire, health, building, use, occupancy, subdivision and zoning laws.

(vi) There do not exist any actual or, to the Target’s knowledge, threatened condemnation or eminent domain proceedings that affect any Leased Real Property or any part thereof, and none of the Target nor any of the Target Subsidiaries has received any written notice of the intention of any Governmental Authority or other person to take or use any Leased Real Property or any part thereof or interest therein.

(vii) The Target or the Target Subsidiaries, as applicable, have not received any written notice from any insurance company that has issued a policy with respect to any Leased Real Property (i) requiring performance of any structural or other repairs or alterations to such Leased Real Property that have not been completed, (ii) increasing the premiums payable under such insurance policy as a result of the current or proposed use of the Leased Real Property insured under such insurance policy or (iii) cancelling such insurance policy.

(viii) None of the Target nor any of the Target Subsidiaries, nor any of their respective affiliates owns or holds, or is obligated under or is a party to, any option, right of first refusal or other contractual (or other) right or obligation to purchase, acquire, sell, assign or dispose of any portion of or interest in the Leased Real Property or the Leases.

(n) Intellectual Property.

(i) Schedule 3.3(n)(ii) contains a true, correct and complete list of all of the following: (i) registered Intellectual Property rights and applications for registrations of Intellectual Property rights that are owned or purported to be owned by the Target or the Target Subsidiaries (showing in each, as applicable, the filing date, date of issuance, expiration date and registration or application number, and registrar); (ii) all contracts or agreements to use any Target-Licensed IP, including for the Software or Business Systems of any other person, that are material to the business of the Target or the Target Subsidiaries as currently conducted (other than unmodified, commercially available, “off-the-shelf” Software with a replacement cost or aggregate annual license and maintenance fees of less than $150,000); and (iii) to the extent not covered in clause (ii), any Software or Business Systems, owned or purported to be owned or licensed by the Target or any Target Subsidiary that is material to the business of the Target or any Target Subsidiary as currently conducted that would have a replacement cost of more than $150,000 and (iv) unregistered proprietary Software owned or purported to be owned by the Target or any Target Subsidiary that is material to, and required to operate, the business of the Target and the Target Subsidiaries as of the date hereof. To the knowledge of the Target, the Target IP constitutes all material Intellectual Property rights used in the operation of the business of the Target and the Target Subsidiaries and is sufficient for the conduct of such business as currently conducted and contemplated to be conducted as of the date hereof in all material respects.

(ii) The Target or any one of the Target Subsidiaries solely and exclusively owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Target-Owned IP and has the right to use, pursuant to a written license, all Target-Licensed IP and Business Systems, including Software. All Target-Owned IP is subsisting and, to the knowledge of the Target, valid and enforceable. No loss or expiration of any of the Target-Owned IP, or, to the Target’s knowledge, any of the Target-Licensed IP, is threatened in writing, or, other than upon expiration of its statutory term in the ordinary course, pending.

(iii) The Target and each of its applicable Target Subsidiaries take reasonable actions to maintain, protect, and enforce Intellectual Property rights, including the secrecy, confidentiality and value of its trade secrets and other Confidential Information in all material respects. Neither the Target nor any Target Subsidiaries have disclosed any trade secrets or other Confidential Information that is material to the business of the Target and any applicable Target Subsidiaries to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality and protect such Confidential Information or intentionally in the conduct of the Target’s business in the ordinary course including the marketing, sale, distribution and maintenance of Products.

(iv) (i) To the Target’s knowledge, there have been no claims properly filed and served, or threatened in writing (including email) to be filed, against the Target or any Target Subsidiary in any forum, by any person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Target IP, or (B) alleging any infringement or misappropriation of, or other conflict with, any Intellectual Property rights of other persons (including any material demands or offers to license any Intellectual Property rights from any other person); (ii) to the Target’s knowledge, the operation of the business of the Target and the Target Subsidiaries (including the Products) has not and does not infringe, misappropriate or violate, any Intellectual Property rights of other persons; (iii) to the Target’s knowledge, no other person has infringed, misappropriated or violated any of the Target-Owned IP; and (iv) neither the Target nor any of the Target Subsidiaries has received any formal written opinions of counsel regarding any of the foregoing.

(v) All persons who have contributed, created, conceived, or otherwise developed any Target-Owned IP have executed valid, written agreements with the Target or one of the Target Subsidiaries, pursuant to which such persons agreed to assign to the Target or the applicable Target Subsidiary all of their entire right, title, and interest in and to any Intellectual Property contributed, created, conceived or otherwise developed by such person in the course of and related to his, her or its relationship with the Target or the applicable Target Subsidiary. There are no outstanding Actions, and, to the Target’s knowledge, no circumstances that exist that would give rise to any Action, for any compensation or other payments to such person in relation to any Target IP that such person has contributed, created, conceived or otherwise developed. To the Target’s knowledge, no employee, independent contractor, or agent of the Target or the Target Subsidiaries has misappropriated any material trade secrets of the Target or the Target Subsidiaries in the course of his or her performance as an employee, independent contractor, or agent, and no employee, independent contractor, or agent of the Target or the Target Subsidiaries is in material default or material breach of any material term of any employment agreement, nondisclosure agreement, assignment of invention agreement, or similar agreement or contract to the extent relating to the protection, ownership, development, use or transfer of Target IP.

(vi) The Target and Target Subsidiaries do not use and have not used any Open Source Software or any modification or derivative thereof in a manner that would (i) grant or purport to grant to any other person any rights to or immunities under any of the Target IP, or (ii) require the Target or any Target Subsidiary to disclose or distribute the source code to any Business Systems or Product components, to license or provide the source code to any of the Business Systems or Product components for the purpose of making derivative works, or to make available for redistribution to any person the source code to any of the Business Systems or Product components at no or minimal charge other than use of Open Source Software that is intentionally limited to libraries, which use does not impose any licensing restrictions regarding use of proprietary software developed using such libraries.

(vii) The Target or one of the Target Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient for the immediate and anticipated future needs of the business of the Target or any of the Target Subsidiaries as currently conducted by the Target or the Target Subsidiaries. The Target and each of the Target Subsidiaries maintain commercially reasonable disaster recovery and business continuity plans, procedures and facilities, and since January 1, 2019, there has not been any material failure with respect to any of the Business Systems that has not been remedied or replaced in all material respects. The Target and each of the Target Subsidiaries have purchased a sufficient number of seat licenses for their Business Systems.

(viii) The Target and each of the Target Subsidiaries comply in all material respects with (i) all applicable Data Protection Laws (including any data collected in connection with COVID-19 screening pursuant to the recommendation issued by the Italian Data Protection authority), (ii) any applicable GDPR privacy or other policies adopted by the Target or the Target Subsidiary, respectively, concerning the collection, dissemination, storage or use of Personal Data, and (iii) all contractual commitments that the Target or any Target Subsidiary has entered into or is otherwise bound with respect to Data Protection Laws. The Target and the Target Subsidiaries have each implemented reasonable data security safeguards designed to protect the security and integrity of its Business Systems and any Business Data in material compliance with the GDPR provisions. Since January 1, 2017, neither the Target nor any of the Target Subsidiaries has (x) experienced any material data security breaches that were required to be reported under applicable Data Protection Laws or customer contracts; or (y) been subject to or received written notice of any audits, proceedings or investigations by any Governmental Authority or any customer, or received any material claims or complaints regarding the collection, dissemination, storage or use of Personal Information, or the violation of any applicable Data Protection Laws in any material respect.

(ix) The Target or one of the Target Subsidiaries has all rights to use the Business Data, in whole or in part, in the manner in which the Target and the Target Subsidiaries receive and use such Business Data prior to the Closing Date in all material respects.

(o) Taxes.

(i) The Target and each of the Target Subsidiaries: (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that the Target or any of the Target Subsidiaries are otherwise obligated to pay, except with respect to Taxes that are (whether or not such Taxes have been reported on any Tax returns) being contested in good faith and are disclosed in Schedule 3.3(o)(i) and no material penalties or charges are due with respect to the late filing of any Tax Return required to be filed by or with respect to any of them on or before the Closing; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which assessment or deficiency has not yet been resolved; and (iv) do not have any deficiency, audit, examination, investigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending or proposed or threatened in writing, for a Tax period which the statute of limitations for assessments remains open.

(ii) Neither the Target nor any Target Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) that will have continuing effect after the Closing (other than among any of the Target and the Target Subsidiaries) or has a potential liability or obligation to any other person (other than the Target and the Target Subsidiaries) as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

(iii) To the Knowledge of the Target, as of the date hereof, none of the Target and the Target Subsidiaries are required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period or portion thereof ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; (v) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-United States income Tax law) in existence on or prior to the Closing Date; (vi) any use of an improper method of accounting use for any tax period or portion thereof ending or ended on or prior to the Closing Date; or (vii) income arising or accruing prior to the Closing and includable after the Closing under Subchapter K, Section 951, 951A or 956 of the Code.

(iv) Each of the Target and the Target Subsidiaries has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, including all reporting and recordkeeping requirements related thereto.

(v) Neither the Target nor any of the Target Subsidiaries has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return (other than a group of which the Target was the common parent).

(vi) Neither the Target nor any of the Target Subsidiaries has any material liability for the Taxes of any person (other than the Target and the Target Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(vii) Neither the Target nor any of the Target Subsidiaries has any request for a material ruling in respect of Taxes pending between the Target or any Target Subsidiary and any Tax authority.

(viii) The Target has made available to Purchasers true, correct and complete copies of the income Tax Returns filed by the Target and the Target Subsidiaries for tax years 2018, 2019 and 2020.

(ix) Neither the Target nor any of the Target Subsidiaries has within the last two (2) years distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(x) Neither the Target nor any of the Target Subsidiaries has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2), or any corresponding or similar provision of state, local or non-United States Law.

(xi) Neither the IRS nor any other United States or non-United States taxing authority or agency has asserted in writing or, to the knowledge of the Target or any of the Target Subsidiaries, has threatened to assert against the Target or any Target Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith, which is still pending or unresolved.

(xii) There are no Tax liens upon any assets of the Target or any of the Target Subsidiaries except for Permitted Liens.

(xiii) Equity interests in the Target are not United States real property interests within the meaning of Section 897(c)(1) of the Code. None of the Target and the Target Subsidiaries: (i) has received written notice from a non-United States taxing authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized, or (ii) has received written notice from a jurisdiction where it does not file Tax Returns that it is subject to Tax in that jurisdiction. None of the Target and the Target Subsidiaries has made an election under Section 965(h) of the Code.

(xiv) The Target and each Target Subsidiary is, and has been since its formation, treated as a foreign corporation for United States federal income tax purposes other than D-Orbit, Inc.

(xv) Neither the Target nor any of the Target Subsidiaries has taken or agreed to take any action, and does not intend to or plan to take any action, or has any knowledge of any fact or circumstance that could reasonably be expected to prevent the Merger and the Exchanges from qualifying for the Intended Tax Treatment.

(xvi) Notwithstanding anything in this Agreement to the contrary, the representations and warranties set forth in this Section 3.3(o) and in Section 3.3(k) (to the extent related to Taxes) shall constitute the only representations and warranties by the Target and the Target Subsidiaries with respect to Taxes.

(p) Environmental Matters. Except as would not have a Target Material Adverse Effect, (a) each of the Target and the Target Subsidiaries is and has been since January 1, 2019 in compliance with all applicable Environmental Laws; (b) each of the Target and the Target Subsidiaries has obtained and is in compliance with all permits, licenses, franchises, grants, exemptions, registrations, accreditations and other authorizations required under Environmental Laws (“Environmental Permits”) to own, lease and operate its properties and to carry on its business, and each such Environmental Permit is in full force and effect, free from breach, and will not be adversely affected by the Transactions; (c) neither the Target nor any Target Subsidiary has received written notice from any person regarding any actual or alleged violation of, or liability under, any Environmental Law, the subject of which has not been fully resolved; (d) except for regulatory orders of general applicability, neither the Target nor any Target Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award applicable to it or with respect to its assets arising under Environmental Law under which any material obligation remains unsatisfied; (e) to the knowledge of the Target, none of the properties currently or formerly owned, leased or operated by the Target or any Target Subsidiary are contaminated with any Hazardous Substance in violation of applicable Environmental Laws or in a manner that requires or would reasonably be expected to require reporting, investigation, remediation, monitoring or other response action by the Target or any Target Subsidiary pursuant to applicable Environmental Laws; (f) neither the Target nor any Target Subsidiary has handled, stored, transported, disposed of, arranged for or permitted the disposal of, or Released any Hazardous Substances, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to material liability under any Environmental Law; (g) to the knowledge of the Target, the Transactions will not result in any liabilities for site investigation or cleanup, or require the consent of any Person, pursuant to any so-called “transaction-triggered” or “responsible property transfer” requirements in any Environmental Laws; (h) neither the Target nor any Target Subsidiary has, either expressly or by operation of Law, assumed or undertaken any material liability, including any obligation for corrective or remedial action, of any other person relating to Environmental Laws.

(q) Material Contracts.

(i) Schedule 3.3(q)(i) lists, as of the date of this Agreement, the following types of contracts and agreements to which the Target or any Target Subsidiary is a party, excluding for this purpose, any purchase orders submitted by customers (such contracts and agreements as are required to be set forth Schedule 3.3(q)(i) along with any Plan listed on Schedule 3.3(k)(i) being the “Material Contracts”):

(A) each contract and agreement with consideration paid or payable to the Target or any of the Target Subsidiaries of more than €250,000, in the aggregate, in the prior or current fiscal year;

(B) each contract and agreement with Suppliers for expenditures paid or payable by the Target or any Target Subsidiary, including those relating to the design, development, manufacture or sale of any Products of the Target or any Target Subsidiary, of more than €200,000, in the aggregate, in the prior or current fiscal year;

(C) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research,

marketing consulting and advertising contracts and agreements to which the Target or any Target Subsidiary is a party that are material to the business of the Target;

(D) all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Target or any Target Subsidiary or income or revenues related to any Product of the Target or any Target Subsidiary to which the Target or any Target Subsidiary is a party;

(E) all (i) employment agreements pursuant to which an employee is entitled to receive base annual compensation in excess of €150,000; and (ii) consulting agreements pursuant to which an independent contractor is entitled to receive annual payments in excess of € 150,000; and (iii) severance agreements that provide for mandatory or potential severance payments in excess of €150,000.

(F) all contracts and agreements evidencing indebtedness for borrowed money in an amount greater than €250,000;

(G) all material definitive partnership, joint venture or similar agreements;

(H) all contracts and agreements with any Governmental Authority to which the Target or any Target Subsidiary is a party, other than any Target Permits;

(I) all collective bargaining agreements or other contracts with any union, works council or labor organization;

(J) all contracts and agreements that limit, or purport to limit, the ability of the Target or any Target Subsidiary to compete in any material respect in any line of business or with any person or entity or in any geographic area or during any period of time, excluding customary confidentiality agreements and agreements that contain customary confidentiality clauses;

(K) all leases or master leases of personal property reasonably likely to result in annual payments of €250,000 or more in a 12-month period;

(L) all contracts involving use of any Target-Licensed IP required to be listed in Schedule 3.3(n)(ii)(B);

(M) all contracts or agreements under which the Target has agreed to purchase goods or services from a Supplier or other person on a preferred supplier or “most favored supplier” basis; or

(N) contracts which involve the license or grant of rights to Target-Owned IP by the Target or the Target Subsidiaries, but excluding any nonexclusive licenses (or sublicenses) of Target-Owned IP granted to customers in the ordinary course of business.

(ii) Except as would not be material to the Target and the Target Subsidiaries, taken as a whole, (i) each Material Contract is a legal, valid and binding obligation of the Target or the Target Subsidiaries (subject to the Remedies Exception) and, to the knowledge of the Target, the other parties thereto, and neither the Target nor any Target Subsidiary is in breach or violation of, or default under, any Material Contract nor has any Material Contract been canceled by the other party; (ii) to the Target’s knowledge, no other party is in breach or violation of, or default under, any Material Contract; and (iii) the Target and the Target Subsidiaries have not received any written or to the knowledge of the Target, oral claim of default under any such Material Contract. The Target has furnished or made available to Purchasers true and materially complete copies of all Material Contracts, including amendments thereto that are material in nature.

(iii) The Target has not altered or amended any Material Contract in response to COVID-19 and no counterparty to any Material Contract has sought to or threatened in writing or, to the knowledge of the Target, otherwise threatened to renegotiate any Material Contract or threatened non-performance under any Material Contract, in each case, as a result of COVID-19.

(r) Insurance. Except as would not have a Target Material Adverse Effect: (a) each policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; and (b) neither the Target nor any Target Subsidiary is in breach or default, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy.

(s) Board Approval; Vote Required. The Target Board, by resolutions duly adopted by unanimous vote of the full Target Board at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous written consent in lieu of a meeting, has duly (a) determined that this Agreement and the Transactions are in the best interests of the Target, and (b) approved this Agreement and the Transactions. No approval or vote is required by the Target Shareholders to approve or adopt this Agreement.

(t) Certain Business Practices.

(i) None of the Target, any Target Subsidiary or, to the Target’s knowledge, any directors, officers, agents or employees of the Target or any Target Subsidiary, has:

(A) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity;

(B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any applicable Anti-Corruption Laws; or

(C) made any payment in the nature of bribery.

(ii) The Target, any Target Subsidiary and, to the Target’s knowledge, their respective directors, officers, agents and employees, are in material compliance with Anti-Corruption Laws and Anti-Money Laundering Laws, including with regard to financial recordkeeping and reporting requirements in all jurisdictions in which the Target and any Target Subsidiary conducts business.

(iii) None of the Target, any Target Subsidiary, nor, to the Target’s knowledge, any of their respective directors, officers, agents or employees: (i) is or has been subject to any action, suit, claim, proceeding, prosecution, settlement, formal or informal notice, or investigation with respect to Anti-Corruption Laws or Anti-Money Laundering Laws; or (ii) made a voluntary, directed, or involuntary disclosure to any governmental authority or similar agency with respect to any alleged act or omission arising under or relating to any alleged noncompliance with Anti-Corruption Laws or Anti-Money Laundering Laws.

(iv) The Target as well as its respective affiliates have instituted and maintain in effect policies and procedures reasonably designed to achieve compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.

(u) Interested Party Transactions. Except for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business and pursuant to any Plan or as set forth in Schedule 3.3(u), no director, officer or other affiliate of the Target or any Target Subsidiary, to the Target’s knowledge, has or has had, directly or indirectly: (a) an economic interest in any person that has furnished or sold, or furnishes or sells, services or Products that the Target or any Target Subsidiary furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any person that purchases from or sells or furnishes to, the Target or any Target Subsidiary, any goods or services; (c) a beneficial interest in any contract or agreement disclosed in Schedule 3.3(q)(i); or (d) any contractual or other arrangement with the Target or any Target Subsidiary, other than customary indemnity arrangements; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 3.3(u). As of the date of this Agreement, the Target and the Target Subsidiaries have not (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Target, or (ii) materially modified any term of any such extension or maintenance of credit.

(v) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Target or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents or the Business Combination. The Purchasers have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.3(v) that may be due in connection with the transactions contemplated by the Transaction Documents or the Business Combination.

(w) Sanctions, Import Control, and Export Control Laws.

(i) None of the Target, any Target Subsidiary, nor any of their respective directors, officers, employees or agents was in the past five years or is a Restricted Person.

(ii)   None of the Target nor any Target Subsidiary, is in material violation of, or has materially violated in the past five years, Sanctions Laws, Import Controls Laws, or Export Control Laws.

(iii) None of the Target nor any Target Subsidiary:

(A) is or has been in the past five years subject to any written action, suit, claim, proceeding, prosecution, settlement, formal or informal notice, or investigation with respect to Sanctions Laws, Import Control Laws, or Export Control Laws; or

(B) in the past five years made a voluntary, directed, or involuntary disclosure to any Governmental Authority or similar agency with respect to any alleged act or omission arising under or relating to any alleged noncompliance with Sanctions Laws, Import Control Laws, or Export Control Laws.

(x) Government Contracts. To the knowledge of the Target, during the past two (2) years, neither the Target nor any Target Subsidiary has (a) materially breached or materially violated any Law, certification, representation, clause, provision or requirement pertaining to any Government Contract as applicable to the Target or Target Subsidiary; (b) been suspended or debarred from bidding on Government Contracts by a Governmental Authority; (c) received written notice of any audit or investigation by any Governmental Authority with respect to any Government Contract (other than routine audits, examinations or investigations conducted by a Governmental Authority in the ordinary course of business pursuant to such Government Contract); (d) conducted or initiated any internal investigation or made any disclosure with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract; (e) received from any Governmental Authority or any other Person any written notice of material breach, cure, show cause or default with respect to any Government Contract; (f) had any Government Contract terminated by any Governmental Authority or any other Person for default or failure to perform; (g) received any small business set-aside contract, any other set-aside contract or other order or contract requiring small business or other preferred bidder status or (h) entered any Government Contracts payable on a cost-reimbursement basis. To the knowledge of the Target, there are no material outstanding written claims or disputes in connection with the Target’s Government Contracts. To the knowledge of the Target, there are no outstanding or unsettled written allegations of fraud, false claims or overpayments nor any investigations or audits by any Governmental Authority with regard to any of the Government Contracts (other than routine audits, examinations or investigations conducted by a Governmental Authority in the ordinary course of business pursuant to such Government Contract).

(y) No Side Letters. Neither the Target nor any Affiliates of the Target have entered into any side letter or similar agreement with any Person in connection with the issuance or transfer of securities to such Person in connection with a direct or indirect investment in PubCo or the Target.

(z) Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Section 3.3 (as modified by the Target Disclosure Schedule), the Target hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Target, its affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to Purchasers, its affiliates or any of their respective Representatives by, or on behalf of, the Target, and any such representations or warranties are expressly disclaimed.

The Target acknowledges and agrees that the representations contained in this Section 3.3 shall not modify, amend or affect such Purchaser’s right to rely on the Target’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Documents.

3.4 Representations and Warranties of SPAC. Except as set forth in SPAC’s disclosure schedules (the “SPAC Disclosure Schedule”) or in any public filings filed by PubCo or SPAC with the Commission (including the Registration Statement, which SPAC Disclosure Schedules and public filings shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the SPAC Disclosure Schedules or any such public filings (it being understood and agreed that information disclosed in any Section of the SPAC Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of the SPAC Disclosure Schedule to which such disclosure would reasonably pertain or if its relevance to such other Section is reasonably apparent on the face of such disclosure), SPAC hereby represents and warrants to the Purchasers as follows:

(a) Corporate Organization.

(i) SPAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. SPAC has all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such governmental approval or be so qualified or licensed and in good standing would not have a SPAC Material Adverse Effect

(ii) SPAC does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, business association or other person.

(b) Certificate of Incorporation and By-laws. SPAC has heretofore furnished to the Lead Purchaser complete and correct copies of the SPAC Organizational Documents. The SPAC Organizational Documents are in full force and effect. SPAC is not in violation of any of the provisions of the SPAC Organizational Documents in any material respect.

(c) Capitalization.

(i) As of the date hereof, the authorized capital stock of SPAC consists of (i) 100,000,000 shares of SPAC Common Stock, par value $0.0001 per share, and (ii) 1,000,000 shares of SPAC Preferred Stock, par value $0.0001 per share. As of the date of this Agreement, (A) 14,625,000 shares of SPAC Common Stock are issued and outstanding (which includes 11,500,000 shares subject to Redemption Rights), (B) no shares of SPAC Preferred Stock are issued and outstanding, (C) no shares of SPAC Common Stock are held in the treasury of SPAC, (D) 11,500,000 redeemable warrants to purchase SPAC Common Stock and 5,425,000 private placement warrants to purchase SPAC Common Stock are issued and outstanding and (E) 11,500,000 SPAC Rights. Each SPAC Warrant is exercisable for the number of shares of SPAC Common Stock stated in each SPAC Warrant at an exercise price of $11.50 per share.

(ii) All outstanding shares of SPAC Common Stock, SPAC Warrants and SPAC Rights (i) are duly authorized, validly issued, fully paid and nonassessable, (ii) are not subject to any preemptive rights, (iii) have been issued and granted in compliance with all applicable securities Laws and other applicable Laws and (iv) were issued free and clear of all Liens other than transfer restrictions under applicable securities Laws and the SPAC Organizational Documents.

(iii) Other than the SPAC Warrants, there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of SPAC or obligating SPAC to issue or sell any shares of capital stock of, or other equity interests in, SPAC. SPAC is not a party to, or otherwise bound by, and has not granted, any equity appreciation rights, participations, phantom equity or similar rights. There are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of SPAC Common Stock or any of the equity interests or other securities of SPAC. SPAC does not own any equity interests in any person.

(iv) Other than Redemption Rights, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any SPAC Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any persons.

(d) Authority Relative to this Agreement. SPAC has all necessary corporate power and corporate authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and, subject to obtaining the Requisite SPAC Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by SPAC of this Agreement and the Ancillary Agreements to which it is a party and the consummation by SPAC of the Transactions have been duly and validly authorized by all necessary corporate action, including approval by the SPAC Board, and no other corporate proceedings on the part of SPAC is necessary to authorize this Agreement, each such Ancillary Agreement or to consummate the Transactions (other than the Requisite SPAC Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware). This Agreement and each such Ancillary Agreement have been duly and validly executed and delivered by SPAC and, assuming due authorization, execution and delivery by the Target, Holdco and Merger Sub, constitutes a legal, valid and binding obligation of SPAC, enforceable against SPAC, in accordance with its terms subject to the Remedies Exceptions.

(e) No Conflict; Required Filings and Consents.

(i) Subject to obtaining the requisite consent of the SPAC Stockholders to approve the SPAC Proposals and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the execution and delivery by SPAC of this Agreement and each Ancillary Agreement to which it is a party does not, and the performance of this Agreement and each such Ancillary Agreement by SPAC will not, (i) conflict with or violate the SPAC Organizational Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.4(e)(ii) have been obtained and all filings and obligations described in Section 3.4(e)(ii) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to SPAC or by which any of its property or assets is bound or affected in any material respect, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of SPAC pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SPAC is a party or by which SPAC or any of its property or assets is bound or affected, except, in each case as would not have a SPAC Material Adverse Effect.

(ii) The execution and delivery by SPAC of this Agreement and each Ancillary Agreement to which it is a party does not, and the performance of this Agreement and each such Ancillary Agreement by SPAC will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, Exchange Act, Blue Sky Laws, stock exchange and state takeover laws, and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a SPAC Material Adverse Effect.

(f) Compliance. SPAC is not or has not been in conflict with, or in default, breach or violation of, (a) any Law applicable to SPAC or by which any property or asset of SPAC is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SPAC is a party or by which SPAC or any property or asset of SPAC is bound. SPAC and is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for SPAC to own, lease and operate its properties or to carry on its business as it is now being conducted. No employee, officer, director or agent of SPAC has been debarred or otherwise forbidden by any applicable Law or any Governmental Authority from involvement in the operations in a business similar to the business of the Target and the Target Subsidiaries.

(g) SEC Filings; Financial Statements; Sarbanes-Oxley.

(i) Except as set forth on Schedule 3.4(g), SPAC has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since November 23, 2020, together with any amendments, restatements or supplements thereto (collectively, the “SPAC SEC Reports”). SPAC has heretofore furnished to the Lead Purchaser true and correct copies of all amendments and modifications that have not been filed by SPAC with the SEC to all agreements, documents and other instruments that previously had been filed by SPAC with the SEC and are currently in effect. As of their respective dates, the SPAC SEC Reports (i) complied with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act” ), the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of SPAC has filed with the SEC on a timely basis all documents required with respect to SPAC by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(ii) Each of the financial statements (including, in each case, any notes thereto) contained in the SPAC SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of SPAC as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments). SPAC has no off-balance sheet arrangements that are not disclosed in the SPAC SEC Reports. No financial statements other than those of SPAC are required by GAAP to be included in the consolidated financial statements of SPAC.

(iii) Except as and to the extent set forth in the SPAC SEC Reports, SPAC has no liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of SPAC’s business.

(iv) SPAC is in compliance with the applicable listing and corporate governance rules and regulations of Nasdaq Capital Market.

(v) SPAC has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to SPAC and other material information required to be disclosed by SPAC in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to SPAC’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting SPAC’s principal executive officer and principal financial officer to material information required to be included in SPAC’s periodic reports required under the Exchange Act.

(vi) SPAC maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that SPAC maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. SPAC has delivered to the Lead Purchaser a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of SPAC to SPAC’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of SPAC to record, process, summarize and report financial data. SPAC has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involves management or other employees or consultants who have or had a significant role in the internal control over financial reporting of SPAC. Since December 31, 2019, there have been no material changes in SPAC internal control over financial reporting.

(vii) There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC. SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(viii) Neither SPAC (including any employee thereof) nor SPAC’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by SPAC, (ii) any fraud, whether or not material, that involves SPAC’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by SPAC or (iii) any claim or allegation regarding any of the foregoing.

(ix) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SPAC SEC Reports. To the knowledge of SPAC, none of the SPAC SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

(h) Absence of Certain Changes or Events. Since June 30, 2020, except as expressly contemplated by this Agreement, (a) SPAC has conducted its business in the ordinary course and in a manner consistent with past practice in all material respects and (b) there has not been any SPAC Material Adverse Effect.

(i) Absence of Litigation. There is no Action pending or, to the knowledge of SPAC, threatened against SPAC, or any property or asset of SPAC, before any Governmental Authority. Neither SPAC nor any material property or asset of SPAC is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of SPAC, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

(j) Board Approval; Vote Required.

(i) The SPAC Board, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are advisable, fair to and in the best interests of SPAC and the SPAC Stockholders, (ii) approved this Agreement, the SPAC Proposals and the Transactions and declared their advisability, (iii) recommended that the SPAC Stockholders approve and adopt this Agreement, the SPAC Proposals and the Transactions, and directed that this Agreement, the SPAC Proposals and the Transactions, be submitted for adoption and approval by the SPAC Stockholders at the SPAC Stockholders’ Meeting, and (iv) adopted a resolution having the effect of causing the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203 of the DGCL) not to apply to the execution, delivery or performance of this Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement (the “SPAC Board Recommendation”).

(ii)   The only vote of the holders of any class or series of capital stock of SPAC necessary to effect the Transactions contemplated by this Agreement are the Requisite SPAC Stockholder Approvals.

(iii) SPAC has taken all action required to be taken by it so that the restrictions on “business combinations” (as defined in Section 203 of the DGCL) are inapplicable to this Agreement, the Merger and the other Transactions. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statue or regulation or any anti-takeover provision in SPAC’s Organizational Documents is applicable to this Agreement, the Merger or the other Transactions. SPAC does not have in effect any stockholder rights plan, “poison pill” or similar plan or arrangement.

(k) Brokers. Except as set forth in Schedule 3.4(k), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of SPAC.

(l) SPAC Trust Fund. As of the date of this Agreement, SPAC has no less than $116,000,000 in the trust fund established by SPAC for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account at UBS Financial Services Inc. (the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by the Trustee pursuant to that certain Investment Management Trust Agreement, dated as of November 23, 2020, by and between SPAC and the Trustee (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. SPAC has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by SPAC or the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied) (a) between SPAC and the Trustee that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect or (b) to the knowledge of SPAC, that would entitle any person (other than stockholders of SPAC who shall have elected to redeem their shares of SPAC Common Stock pursuant to the SPAC Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except (i) to pay income and franchise taxes from any interest income earned in the Trust Account and (ii) upon the exercise of Redemption Rights in accordance with the provisions of the SPAC Organizational Documents. As of the date hereof, there are no Actions pending or, to the knowledge of SPAC, threatened in writing with respect to the Trust Account. There are no claims, proceedings or other Actions pending with respect to, or against, the Trust Fund and, to the knowledge of SPAC, there are no events, circumstances or conditions that would reasonably result in any such claim, proceeding or other Action. Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, SPAC shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to SPAC as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however that the liabilities and obligations of SPAC due and owing or incurred at or prior to the Closing shall be paid as and when due, including all amounts payable (A) to SPAC Stockholders who shall have exercised their Redemption Rights, (B) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (C) to the Trustee for fees and costs incurred in accordance with the Trust Agreement; (D) to third parties (e.g., professionals, printers, etc.) who have rendered services to SPAC in connection with its efforts to effect the Merger and (E) to underwriters to pay deferred underwriting fees incurred in connection with SPAC’s initial public offering. As of the date hereof, assuming the accuracy of the representations and warranties of the Target herein and the compliance by the Target with its respective obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC at the Closing.

(m) Employees. Other than any officers of SPAC as described in the SPAC SEC Reports, SPAC has never employed any employees. Other than consultants and advisors retained in the ordinary course of business (including in connection with the Transactions) or as described in the SPAC SEC Reports, SPAC has never retained any contractors. Other than reimbursement of any out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf in an aggregate amount not in excess of the amount of cash held by SPAC outside of the Trust Account, SPAC has no unsatisfied material liability with respect to any employee, officer or director. SPAC has never and does not currently maintain, sponsor, contribute to or have any direct liability under any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements. The execution and delivery of this Agreement nor the other Ancillary Agreements nor the consummation of the Transactions will (i) result in any payment becoming due to any director, officer or employee of SPAC, (ii) result in the acceleration of the time of payment or vesting of any such benefits, or (iii) give rise to any “excess parachute payment” within the meaning of Section 280G of the Code. There is no contract, agreement, plan or arrangement to which SPAC is a party which requires payment by any party of a Tax gross-up or Tax reimbursement payment to any person.

(n) Taxes.

(i) SPAC (i) has duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by it as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) has timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that SPAC is otherwise obligated to pay, except with respect to current Taxes that are not yet due and payable or are otherwise being contested in good faith; (iii) with respect to all material Tax Returns filed by or with respect to it, has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which assessment or deficiency has not yet been resolved; and (iv) does not have any deficiency, audit, examination, investigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending or threatened in writing, for a Tax period which the statute of limitations for assessments remains open.

(ii)   SPAC is not party to, bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

(iii) To the knowledge of SPAC, as of the date hereof, SPAC is not required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; or (iii) installment sale made on or prior to the Closing Date; (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; (v) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-United States income Tax law) in existence on or prior to the Closing Date; (vi) any use of an improper method of accounting use for any tax period or portion thereof ending or ended on or prior to the Closing Date; or (vii) income arising or accruing prior to the Closing and includable after the Closing under Subchapter K, Section 951, 951A or 956 of the Code.

(iv) SPAC has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, including all reporting and record keeping requirements related thereto.

(v) SPAC has not been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

(vi) SPAC does not have any material liability for the Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(vii) SPAC does not have any request for a material ruling in respect of Taxes pending between SPAC, on the one hand, and any Tax authority, on the other hand.

(viii) SPAC has made available to the Lead Purchaser true, correct and complete copies of the U.S. federal income Tax Returns filed by SPAC for the 2020 tax year.

(ix) SPAC has not since its incorporation distributed stock of another person, or had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(x) SPAC has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(xi) There are no Tax liens upon any assets of SPAC except for Permitted Liens.

(xii) SPAC (A) is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Code Section 897(c)(2) or (B) has not received written notice from a jurisdiction where it does not file Tax Returns that it is subject to Tax in that jurisdiction. SPAC has not made an election under Section 965(h) of the Code.

(xiii) SPAC has not taken or agreed to take any action, and does not intend to or plan to take any action, or has any knowledge of any fact or circumstance that could reasonably be expected to prevent the Merger and the Exchange from qualifying for the Intended Tax Treatment.

(xiv) Notwithstanding anything in this Agreement to the contrary, the representations and warranties set forth in this Section 3.4(n)(xiv) shall constitute the only representations and warranties by SPAC with respect to Taxes.

(o) Listing. The issued and outstanding shares of SPAC Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “BREZ”. The issued and outstanding SPAC Rights are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “BREZR”. The issued and outstanding SPAC Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “BREZW”. As of the date of this Agreement, there is no Action pending or, to the knowledge of SPAC, threatened in writing against SPAC by the Nasdaq Capital Market or the SEC with respect to any intention by such entity to deregister the shares of SPAC Common Stock, SPAC Warrants or SPAC Rights or terminate the listing of SPAC on the Nasdaq Capital Market. None of SPAC or any of its affiliates has taken any action in an attempt to terminate the registration of the shares of SPAC Common Stock, the SPAC Warrants or the SPAC Rights under the Exchange Act.

(p) Prior Business Operation. SPAC has limited its activities in all material respects to those activities (a) contemplated in the prospectus of SPAC, dated as of November 23, 2020, or (b) otherwise necessary to consummate the Transactions.

(q) SPAC Material Contracts.

(i) The SPAC SEC Reports include true and complete copies of each “material contract” (as such term is defined in Regulation S-K of the SEC) to which SPAC is party (the “SPAC Material Contracts”).

(ii)   Each SPAC Material Contract is in full force and effect and, to the knowledge of SPAC, is valid and binding upon and enforceable against each of the parties thereto (subject to the Remedies Exception), except insofar as enforceability may be limited by the Remedies Exceptions. True and complete copies of all SPAC Material Contracts have been made available to the Lead Purchaser.

(r)   Investment Company Act. SPAC is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940.

(s) Proxy Statement/Prospectus and Registration Statement. None of the information relating to SPAC supplied by SPAC in writing for inclusion in the Proxy Statement/Prospectus or Registration Statement will, as of the date the Registration Statement is made effective, as of the date the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first mailed to the SPAC Stockholders, at the time of the SPAC Stockholders’ Meeting, or at the Merger Effective Time, contain any misstatement of a material fact or omission of any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that SPAC makes no representation with respect to any forward-looking statements supplied by or on behalf of SPAC for inclusion in, or relating to information to be included in the Proxy Statement/Prospectus or Registration Statement.

Article IV

OTHER AGREEMENTS OF THE PARTIES

4.1   Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with Luxembourg Law and federal securities laws. Additionally, the Debentures shall not be transferred or assigned to any competitor, supplier or customer of Target, PubCo or any of their Subsidiaries without the prior written consent of Target or PubCo. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 (once available), to PubCo or to an Affiliate of Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Target or PubCo may require the transferor thereof to provide to the Target or PubCo an opinion of counsel selected by the transferor and reasonably acceptable to the Target or PubCo, the form and substance of which opinion shall be reasonably satisfactory to the Target or PubCo, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of any transfer as permitted under this Agreement, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement. Each Purchaser further acknowledges that because PubCo is a holding company, Rule 144 may not be available to such Purchaser for the resale of the Securities until the one year anniversary following the applicable filing announcing the consummation of the Combination Transactions.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) PubCo acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of PubCo and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, PubCo will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities

(d) Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for PubCo to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the). PubCo shall cause PubCo’s counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. As it relates to sales by a Purchaser pursuant to Rule 144, such Purchaser shall provide all reasonable and customary documentation required by PubCo’s counsel to render its Rule 144 opinion in connection with the sale of Underlying Shares. If all or any portion of a Debenture is converted or Warrant or Callable Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 without the requirement for PubCo to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. PubCo agrees that following the Effective Date or at such time as such legend is no longer required under Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to PubCo or the Transfer Agent of a Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser Underlying Shares that are free from all restrictive and other legends. PubCo may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System or such other established clearing corporation as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on PubCo’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of Underlying Shares, as applicable, issued with a restrictive legend.

(e) If PubCo fails to issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date the Underlying Shares so delivered to PubCo by such Purchaser that is free from all restrictive and other legends pursuant to and as required by Section 4.1(d), then either, at the option of such Purchaser, (i) PubCo shall pay to such Purchaser in cash, as partial liquidated damages and not as a penalty, for each $2,000 of Underlying Shares (based on the VWAP of the Ordinary Shares on the date such Underlying Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until Underlying Shares are delivered without a legend or, (ii) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of Ordinary Shares, or a sale of a number of Ordinary Shares equal to all or any portion of the number of Ordinary Shares that such Purchaser anticipated receiving from PubCo without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Ordinary Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that PubCo was required to deliver to such Purchaser by the Legend Removal Date pursuant to and in accordance with Section 4.1(d) multiplied by (B) the lowest closing sale price of the Ordinary Shares on any Trading Day during the period commencing on the date of the delivery by such Purchaser to PubCo of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(f) Each Purchaser, severally and not jointly with the other Purchasers, agrees with PubCo that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from Securities as set forth in this Section 4.1. Is predicated upon PubCo’s reliance upon this understanding and on compliance with the Purchaser’s representations and warranties contained in Section 3.2.

4.2 Acknowledgment of Dilution. PubCo acknowledges that the issuance of the Securities may result in dilution of the share capital of PubCo, which dilution may be substantial under certain market conditions. PubCo further acknowledges that its obligations under the Transaction Documents, including its obligation to issue the Underlying Shares pursuant to the Transaction Documents (i) are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim PubCo may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of PubCo.

4.3 Furnishing of Information; Public Information. At any time during the period commencing from the one (1) year anniversary of the date when PubCo makes the applicable filing with the Commission announcing the closing of the Business Combination and ending at such time that all of the Securities may be sold without the requirement for PubCo to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if PubCo shall fail for any reason to satisfy the current public information requirement under Rule 144(c), and PubCo shall fail to satisfy any condition set forth in Rule 144(i)(2) that are required  for the Purchasers to transfer the Underlying Shares pursuant to Rule 144 (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, PubCo shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.3 are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief.

4.4 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants or Callable Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or Callable Warrants or convert the Debentures, in accordance with Luxembourg Law. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or Callable Warrants or convert the Debentures. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or Callable Warrants or convert their Debentures. PubCo shall honor exercises of the Warrants or Callable Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.5 Securities Laws Disclosure; Publicity. SPAC shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby and pursuant to the Business Combination Agreement, and (b) file a Current Report on Form 8-K, including the Business Combination Agreement and other material agreements to be filed as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, PubCo represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by PubCo, the Target or any of the Subsidiaries or Target Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, PubCo acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between PubCo, any of the Subsidiaries or Target Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. PubCo and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither PubCo nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of PubCo, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of PubCo, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, PubCo shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case PubCo shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.6 Shareholder Rights Plan. No claim will be made or enforced by PubCo or, with the consent of PubCo, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by PubCo, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between PubCo and the Purchasers.

4.7 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and the Business Combination Agreement, which shall be disclosed pursuant to Section 4.5, PubCo covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or PubCo reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with PubCo to keep such information confidential. PubCo understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of PubCo. To the extent that PubCo, any of the Subsidiaries or Target Subsidiaries, or any of their respective officers, director, agents, employees or Affiliates delivers any material, non-public information to a Purchaser without such Purchaser’s consent, PubCo hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to PubCo, any of the Subsidiaries or Target Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to PubCo, any of the Subsidiaries or Target Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. PubCo understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of PubCo.

4.8 Use of Proceeds. PubCo shall use the net proceeds from the sale of the Securities hereunder primarily for working capital purposes and shall not use such proceeds primarily for: (a) the satisfaction of any portion of SPAC’s debt (other than payment of trade payables in the ordinary course of SPAC’s business and prior practices), (b) the redemption of any Ordinary Shares or Ordinary Share Equivalents, (c) the settlement of any outstanding material litigation or (d) the settlement of any claims relating to violation of FCPA or OFAC regulations.

4.9 Indemnification of Purchasers. Subject to the provisions of this Section 4.9, PubCo will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all Losses that any such Purchaser Party may suffer or incur following the Closing as a result of or relating to (a) any material breach of any of the representations, warranties, covenants or agreements made by PubCo or the Target in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder or shareholder of PubCo or the Target who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify PubCo in writing, and PubCo shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by PubCo in writing, (ii) PubCo has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of PubCo and the position of such Purchaser Party, in which case PubCo shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. PubCo will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without PubCo’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.

4.10 Reservation and Listing of Securities; Shareholder Approval.

(a)   PubCo shall maintain a reserve of the Required Minimum from its duly authorized share capital for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b)   If, on any date, the number of authorized but unissued Ordinary Shares able to be issued under PubCo’s authorized share capital is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to convene a general meeting of the shareholders of PubCo in order to amend PubCo’s articles of association to increase the amount of authorized capital of PubCo to at least the Required Minimum at such time, as soon as possible.

(c)   PubCo shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of Ordinary Shares upon their issuance, (ii) take all steps necessary to cause such Ordinary Shares to be approved for listing or quotation on such Trading Market as soon as possible upon/after their issuance, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Ordinary Shares. PubCo agrees to maintain the eligibility of the Ordinary Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11 Participation in Future Financing.

(a)   From the Closing Date until the date that is the four (4) year anniversary of the Closing Date, upon any issuance by PubCo or any of its Subsidiaries of Ordinary Shares or Ordinary Share Equivalents for cash consideration, indebtedness or a combination of units thereof other than an Exempt Issuance (such financings other than any Exempt Issuances, a “Subsequent Financing”), each Purchaser shall have the right to participate in the Subsequent Financing up to an amount equal to 2.5% of the Subsequent Financing pro rata based on such Purchaser’s Subscription Amount (the “Participation Maximum”) on substantially the same terms, conditions and price provided for in the Subsequent Financing.

(b)   At least five (5) Trading Days prior to the closing of the Subsequent Financing, PubCo shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, PubCo shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)   Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to PubCo by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If PubCo receives no such notice from a Purchaser as of such fifth (5th) Trading Day, such Purchaser shall be deemed to have notified PubCo that it does not elect to participate.

(d)   If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then PubCo may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)   If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice, PubCo receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser has the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4.11 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section 4.11.

(f) PubCo must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.11, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(g) PubCo and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the Purchasers from participating in a Subsequent Financing, including provisions whereby such Purchaser shall be required to agree to any restrictions on trading as to any securities of PubCo or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

(h) Notwithstanding anything to the contrary in this Section 4.11 and unless otherwise agreed to by such Purchaser, PubCo shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to PubCo or any of its Subsidiaries.

(i) Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance.

4.12 Variable Rate Transactions. From the date hereof until the earlier of: (a) the date the Debentures are no longer outstanding and (b) the later of (i) the three (3) year anniversary of the date hereof and (ii) the date that less than fifty percent (50)% of the original principal amount of Debentures issued hereunder remains outstanding, each of PubCo, SPAC or the Target shall be prohibited from effecting or entering into an agreement to effect any issuance by PubCo of Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction other than the issuance of the Callable Warrants and the issuance of up to an additional $70 million of Debentures and Warrants pursuant to this Agreement. Any Purchaser shall be entitled to obtain injunctive relief against PubCo to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding any other provision in any Transaction Document, other than in connection with fulfilling the closing condition set forth in Section 2.3(b)(viii), no Purchaser shall have any consent or approval right with respect to the issuance of equity securities by PubCo prior to or following the Closing Date so long as such issuance does not constitute a Variable Rate Transaction.

4.13 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents. Further, PubCo shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by PubCo and negotiated separately by each Purchaser, and is intended for PubCo to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.14 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of PubCo’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by PubCo pursuant to the initial press release as described in Section 4.5, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary other than the obligations regarding Short Sales set forth in Section 4.20, PubCo expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of PubCo after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of PubCo in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5 and (iii) no Purchaser has any duty of confidentiality or duty not to trade in the securities of PubCo to PubCo or its Subsidiaries after the issuance of the initial press release as described in Section 4.5.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.15 Notice of Disqualification Events. PubCo will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to PubCo.

4.16 Books and Records. Prior to the Closing, the Target will keep proper books of record and account, in which full and complete entries shall be made of all financial transactions and the asset and business of the Target and Target Subsidiaries in accordance with the requirements under the Accounting Principles.

4.17 Target Covenant. Until the Closing Date, in addition to, but not in substation of, each covenant of SPAC and/or any of its Subsidiaries hereunder, the Target hereby covenants to each Purchaser that the covenants set forth in this Article IV that are reasonably apparent should apply to Target and/or are not applicable to a public company such as SPAC shall apply to the Target and/or any of its Target Subsidiaries, as applicable, mutatis mutandis (including with any securities of SPAC and/or any of its Subsidiaries, as applicable, referred to therein deemed to be securities of the Target and/or any of its Target Subsidiaries, as applicable). For the avoidance of doubt, this Section 4.17 shall not relieve SPAC or any of its Subsidiaries of any of its obligations pursuant to this Section 4.17 with respect to itself, its Subsidiaries or any of their securities, as applicable.

4.18 Trust Account Waiver. Each Purchaser, severally and not jointly with the other Purchasers, hereby represents and warrants that they have reviewed the final prospectus of SPAC, dated as of November 20, 2020 and filed with the Commission (File No. 333-249677) (“SPAC Prospectus”) and understands that SPAC has established the Trust Account containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public stockholders (including overallotment shares acquired by SPAC’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the SPAC Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their SPAC shares in connection with the consummation of SPAC’s initial business combination (as such term is used in the SPAC Prospectus) (the “SPAC Business Combination”) or in connection with an extension of its deadline to consummate a SPAC Business Combination, (b) to the Public Stockholders if SPAC fails to consummate a SPAC Business Combination within 24 months after the closing of the IPO and is subject to further extension by amendment to SPAC’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses, or (d) to SPAC after or concurrently with the consummation of a SPAC Business Combination. For and in consideration of SPAC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, such Purchaser hereby agrees that notwithstanding anything to the contrary contained in this Agreement, such Purchaser does not now and shall not at any time hereafter have, and waives any and all right, title and interest, or any claims of any kind it has or may have in the future as a result of, or arising out of, this Agreement, the transactions contemplated hereby or the Shares, in or to any monies held in the Trust Account (or any distributions therefrom directly or indirectly to Public Stockholders (“Public Distributions”)), and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account or Public Distributions as a result of, or arising out of, this Agreement, the transactions contemplated hereby or the Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. To the extent such Purchaser commences any action or proceeding based upon, in connection with, as a result of or arising out of, this Agreement, the transactions contemplated hereby or the sale of the Securities, which proceeding seeks, in whole or in part, monetary relief against SPAC or its Representatives, such Purchaser hereby acknowledges and agrees that such Purchaser’s sole remedy shall be against funds held outside of the Trust Account (other than Public Distributions) and that such claim shall not permit such Purchaser (or any person claiming on its behalf or in lieu of any of it) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Notwithstanding anything else in this Section 4.18 to the contrary, nothing herein shall be deemed to limit such Purchaser’s right, title, interest or claim to the Trust Account by virtue of such Purchaser’s record or beneficial ownership of Ordinary Shares acquired by any means other than pursuant to this Agreement, including any redemption right with respect to any such securities of SPAC.

4.19 Subsidiary Guaranty. In the event that PubCo forms any subsidiaries that are Significant Subsidiaries in the United States, upon formation thereof and before any transfer of assets to such Significant Subsidiary, such Subsidiary shall execute a subsidiary guaranty for the benefit of the holders of the Debentures, in form and substance reasonably satisfactory to a majority in interest of the then holders of the Debentures.

4.20 No Short Sales. Each Purchaser agrees, severally and not jointly, and not with any other Purchaser, that during the period when such Purchaser is the owner of any Debentures, Warrants or Callable Warrants such Purchaser and its Affiliates shall not directly or indirectly, engage in any Short Sales of the Ordinary Shares; provided that following the receipt or delivery of the applicable notice with respect to the conversion or exercise of the Debenture, Warrant or Callable Warrant, such Purchaser may engage in sales of the Underlying Shares to be received in connection with such conversions or exercises, as applicable that do not constitute Short Sales (ie. “short exempt” sales).

Article V
MISCELLANEOUS

5.1 Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) the mutual written agreement of each of the parties hereto to terminate this Agreement; or (b) such date and time as the Business Combination Agreement is terminated in accordance with its terms; or (c) written notice by either party to the other party to terminate this Agreement if the transactions contemplated by this Agreement are not consummated on or prior to the twelve (12) month anniversary of the date hereof; provided that (i) nothing herein will relieve any party hereto from liability for any willful breach hereof prior to the time of termination, and each party hereto will be entitled to any remedies at law or in equity to recover Losses arising from such breach. PubCo shall notify the Lead Purchaser of the termination of the Business Combination Agreement promptly after the termination of such agreement and (ii) the provisions of Article V of this Agreement will survive any termination of this Agreement and continue indefinitely.

5.2 Fees and Expenses. At the Closing, PubCo has agreed to reimburse the Lead Purchaser in the event that the transactions hereunder are consummated, in an amount of up to $250,000, and in the event that this Agreement is terminated pursuant to Section 5.1, $100,000, in each case for the Lead Purchaser’s documented, reasonable legal fees and expenses, $35,000 of which has been paid prior to the date hereof and shall be credited by the Lead Purchaser towards such fees and expenses. In the event the transactions hereunder are consummated, at Closing, these such expenses constitute an undisputed, liquid, due and payable claim against PubCo. Accordingly, in lieu of the foregoing payments, the aggregate amount that the Lead Purchaser is to pay for the Securities at the Closing shall be reduced by the applicable amount in lieu thereof. Additionally, within 3 Business Days of the date hereof, Target shall pay to the Lead Purchaser a commitment fee of $250,000 which shall be refundable in the event that this Agreement is terminated pursuant to Section 5.1 and neither PubCo, SPAC nor the Target have breached any provisions of this Agreement prior thereto. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. PubCo shall pay all Transfer Agent fees (including any fees required for same-day processing of any instruction letter delivered by PubCo and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by PubCo, the Target and Purchasers which purchased at least 50.1% in interest of the Debentures based on the initial Subscription Amounts hereunder (or, prior to the Closing, PubCo, the Target and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and PubCo and the Target.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither PubCo nor the Target may assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third Party Beneficiaries. The Placement Agents shall be the third-party beneficiary of the representations and warranties of PubCo in Section 3.1, the representations and warranties of the Purchasers in Section 3.2 and the representations and warranties of the Target in Section 3.3. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the issuance of Ordinary Shares of PubCo shall be governed by and construed in accordance with the laws of the Grand Duchy of Luxembourg, and any disputes arising out of or in connection with the issuance of Ordinary Shares of PubCo shall be submitted exclusively to the courts of the City of Luxembourg, Grand Duchy of Luxembourg. Notwithstanding the preceding sentence, all questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof other than Section 5-1401 of the General Obligations Law of the State of New York. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of twelve (12) months after the Closing Date.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities (if any) is mutilated, lost, stolen or destroyed, PubCo shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to PubCo of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers, PubCo and the Target will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Payment Set Aside. To the extent that PubCo makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to PubCo, a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16 Usury. To the extent it may lawfully do so, PubCo hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of PubCo under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that PubCo may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by PubCo to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to PubCo, the manner of handling such excess to be at such Purchaser’s election.

5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with PubCo through EGS. EGS does not represent any of the Purchasers and only represents the Lead Purchaser. PubCo has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of PubCo and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between PubCo and a Purchaser, solely, and not between PubCo and the Purchasers collectively and not between and among the Purchasers.

5.18 Liquidated Damages. PubCo’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of PubCo and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward share or share splits, share dividends, share combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.22 Additional Purchasers. On or before the Closing Date, the Company may accept Subscription Amounts from additional purchasers acceptable to the Lead Purchaser up to an amount such that the aggregate Subscription Amounts of all Purchasers under this Agreement does not exceed, in the aggregate, $100,000,000. Such additional purchasers shall enter into an assumption agreement in a form and substance reasonably satisfactory to the SPAC, the Target, PubCo and the Lead Purchaser which assumption agreement shall add such additional purchaser as a “Purchaser” to this Agreement with the same force and effect as if originally named as a Purchaser hereunder and pursuant to which such new Purchaser, the SPAC, the Target and PubCo shall expressly assume all respective obligations and liabilities hereunder and shall be deemed to make the representations and warranties contained hereunder as if made on and as of such date.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BREEZE HOLDINGS ACQUISITION CORP.

By:	/s/ J. Douglas Ramsey
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Chief Executive Officer

Address for Notice:

Breeze Holdings Acquisition Corp.

955 W. John Carpenter Fwy., Suite 100-929

Irving, TX 75039

Attention: J. Douglas Ramsey, Ph.D.

Email: doug@breezeacquisition.com

with a copy to:

Woolery & Co.

1 PIER 76

408 12TH AVE

NEW YORK, NY 10018

Attention: Mathew J. Saur

Email: mathew@wooleryco.com

and

Schiff Hardin LLP

901 K Street NW

Suite 700

Washington, D.C. 20001

Attn: Ralph V. De Martino, Esq.

Email: RDeMartino@schiffhardin.com

D-ORBIT S.P.A.

By:	/s/ Luca Rossettini
	Name:	Luca Rossettini, Ph.D.
	Title:	Chief Executive Officer

D-ORBIT S.A.

By:	/s/ Pierre Margue
	Name:	Pierre Margue
	Title:	Director

Address for Notice:

D-Orbit S.p.A.

Viale Risorgimento, 57

22073 Fino Mornasco CO, Italy

Attention: Luca Rossettini; Catherine Doldirina

Email: luca.rossettini@d-orbit.space;

catherine.doldirina@dorbit.space

D-Orbit S.A.

9, rue de Bitbourg, L1273 Luxembourg

Grand Duchy of Luxembourg

Attention: Board of Directors

Email: james@seraphim.vc; pierremargue@gmail.com;

luca.rossettini@d-orbit.space

with a copy to:

K&L Gates LLP

599 Lexington Avenue

New York, New York

Attention: Robert S. Matlin, Esq.

Email: Robert.Matlin@klgates.com

[Signature Page to Securities Purchase Agreement]

[PURCHASER SIGNATURE PAGES TO ORBIT SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: DO SPV XVII LLC (f/k/a BT SPV XVII LLC)

Signature of Authorized Signatory of Purchaser: /s/ Kerry Propper

Name of Authorized Signatory: Kerry Propper

Title of Authorized Signatory: Authorized Signer

Email Address of Authorized Signatory: ****************

Address for Notice to Purchaser: ****************

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $29,126,214

Principal Amount (1.03 x Subscription Amount): $30,000,000

Warrant Shares: 2,400,000 Beneficial Ownership Blocker ☒ 4.99% or ☐ 9.99%

EIN Number: **-*******

Exhibit A

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: __________, 2022

Original Conversion Price (subject to adjustment herein): $12.00

$_______________

ORIGINAL ISSUE DISCOUNT CONVERTIBLE DEBENTURE

DUE __________, 20261

THIS ORIGINAL ISSUE DISCOUNT CONVERTIBLE DEBENTURE is [one of a series of] duly authorized and validly issued Original Issue Discount Convertible Debenture of D-Orbit S.A., a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 9, rue de Bitbourg, L1273 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B 261356 (the “Company”), designated as its Original Issue Discount Convertible Debenture due __________, 2026 (this debenture, [and, collectively with the other debentures of such series,] the “Debenture”).

FOR VALUE RECEIVED, the Company promises to pay to ________________________ or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $_______________ on _________, 2026 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

[1]	4-year anniversary.

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Accounting Principles” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Bankruptcy Event” means with respect to the Company, any insolvency proceedings such as bankruptcy, faillite, insolvency, winding-up, liquidation, moratorium, controlled management, gestion contrôlée, suspension of payment, sursis de paiement, voluntary arrangement with creditors, concordat préventif de la faillite, fraudulent conveyance, general settlement with creditors, reorganisation or similar orders or proceedings affecting the rights of creditors generally and any orders or proceedings in jurisdictions other than Luxembourg having similar effects; or with respect to any Significant Subsidiary (a) any Significant Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to any Significant Subsidiary, (b) there is commenced against any Significant Subsidiary any such case or proceeding that is not dismissed within 90 days after commencement, (c) any Significant Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) any Significant Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 90 calendar days after such appointment, (e) any Significant Subsidiary makes a general assignment for the benefit of creditors, (f) any Significant Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) any Significant Subsidiary admits in writing to Holder that it is generally unable to pay its debts as they become due, (h) any Significant Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or the Grand-Duchy of Luxembourg are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of control (whether through legal or beneficial ownership of capital of the Company, by contract or otherwise) of in excess of 45% of the voting power of the Company (other than by means of conversion or exercise of the Debentures and the Securities issued together with the Debentures), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction own less than 55% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the shareholders of the Company immediately prior to such transaction own less than 55% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved pursuant to the articles of association of the Company and Luxembourg law, or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the Ordinary Shares issuable upon conversion of this Debenture in accordance with the terms hereof.

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Director’s Approval” means a written decision taken by a director of the Company, pursuant to and within the limits of a delegation of power granted to such director by the Board of Directors in the context of the authorized capital mechanism as set out under the articles of association of the Company in accordance with Luxembourg Law, as may be renewed from time to time.

“Effectiveness Period” shall have the meaning set forth in the Registration Rights Agreement.

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Ordinary Shares issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and reasonably acceptable to the Transfer Agent and the Holder, (d) the Ordinary Shares are trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Ordinary Shares on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued Ordinary Shares for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question (or, in the case of an Optional Repayment, the shares issuable upon conversion in full of the Optional Repayment Amount) to the Holder would not violate the limitations set forth in Section 4(d)) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the applicable Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information and (j) in the case of a Forced Conversion, the average daily trading volume of the Ordinary Shares on the principal Trading Market exceeds $2 million during the applicable Threshold Period.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Forced Conversion” shall have the meaning set forth in Section 6(d).

“Forced Conversion Date” shall have the meaning set forth in Section 6(d).

“Forced Conversion Notice” shall have the meaning set forth in Section 6(d).

“Forced Conversion Notice Date” shall have the meaning set forth in Section 6(d).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Interest Conversion Rate” means the lesser of (a) the Conversion Price or (b) 100% of the average of the five (5) VWAPs ending on the Trading Day that is immediately prior to the applicable Interest Payment Date.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(d).

“Luxembourg Law” shall mean the Luxembourg law of 10 August 1915 on commercial companies, as amended.

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 130% of the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts due and liquidated damages owing in respect of this Debenture.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Repayment” shall have the meaning set forth in Section 6(a).

“Optional Repayment Amount” means the sum of (a) 110% of the then outstanding principal amount of this Debenture, (b) accrued but unpaid interest and (c) all other amounts due and owing in respect of this Debenture.

“Optional Repayment Date” shall have the meaning set forth in Section 6(a).

“Optional Repayment Notice” shall have the meaning set forth in Section 6(a).

“Optional Repayment Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Repayment Period” shall have the meaning set forth in Section 6(a).

“Ordinary Share Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred or preference shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Permitted Indebtedness” means any of: (a) the indebtedness evidenced by the Debentures, (b) the Indebtedness set forth on Schedule 3.1(bb), (c) lease obligations and purchase money indebtedness of up to $1,500,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (d) indebtedness that is expressly subordinate to the Debentures pursuant to a written subordination agreement with the Purchasers that is acceptable to a majority in interest of the then Holders and matures at a date later than the 91st day following the Maturity Date, (e) intragroup loans between the Company and any of its Subsidiaries, (f) indebtedness incurred in connection with the new facility of the Company and its Subsidiaries provided that such indebtedness is secured, if any, only by such new facility, (g) indebtedness to the Company or any of its Subsidiaries incurred in the aggregate amount of up to $100 million of outstanding indebtedness provided that such indebtedness shall have no equity or equity linked component other than the right to convert or exchange such indebtedness for Ordinary Shares based on an effective conversion or exchange price of not less than $25 per Ordinary Share (subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Ordinary Shares that occur during such period), (h) with respect to a specific transaction or related transactions, indebtedness up to, in the aggregate at any given time, $5,000,000, and (i) the issuance of up to an additional $70 million principal amount of Debentures pursuant to an assumption agreement to the Purchase Agreement entered into on or before the Closing Date (and provided that no additional consideration, side letters or substantially different terms shall be offered or granted to such new holders as an inducement to enter into such assumption agreement) provided that (a) the new “Purchasers” are acceptable to the Lead Purchaser and (b) to the extent that the aggregate principal amount of Debentures issued pursuant to the Purchase Agreement (including on the original Closing Date) exceeds $50 million, the principal amount of Permitted Indebtedness allowed pursuant to clause (g) above shall be reduced on a $1 for $1 basis.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with the Accounting Principles, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a), (b), (c), (f) and (g) provided that as to clauses (c) and (f) such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of January 26, 2022 among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Original Issue Date, among the Company and the original Holders.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Holder as provided for in the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Significant Subsidiary” means a subsidiary of the Company that would constitute a significant subsidiary as defined under Rule 1-02(w) of Regulation S-X.

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Threshold Period” shall have the meaning set forth in Section 6(d).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market and the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares is then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Shares so reported, or (d) in all other cases, the fair market value of a share of Ordinary Shares as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Interest.

a) Payment of Interest in Cash or by Way of Conversion into Ordinary Shares. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 2.75% + the Prime Rate as published by the Wall Street Journal on the Original Issue Date (the “Interest Rate”), which Interest Rate shall be recalculated during each six month period subsequent to the Original Issue Date, per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the Original Issue Date, on each Conversion Date (as to that principal amount then being converted), on each Optional Repayment Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Company’s option by way of conversion in accordance with articles 420-23, 420-25 and 420-27 of the Luxembourg Law, in duly authorized, validly issued, fully paid Ordinary Shares at the Interest Conversion Rate, provided, that the interest rate to be used in case of conversion for any such applicable period shall be 7.0% per annum (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment by way of conversion of interest into Ordinary Shares may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the 5 Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such Ordinary Shares are actually issued to the Holder upon a Director’s Approval, (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below and (iii) as to such Interest Payment Date, the Company shall have delivered promptly following such Director’s Approval to the Holder’s account with the Depository Trust Company or such other established clearing corporation a number of Ordinary Shares issued pursuant to the conversion of such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by the Interest Conversion Rate assuming for such purposes that the Interest Payment Date is the Trading Day immediately prior to the commencement of the Interest Notice Period (the “Interest Conversion Shares”).

b) Company’s Election to Pay Interest in Cash or by Way of Conversion into Ordinary Shares. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash or by way of conversion into Ordinary Shares or a combination thereof shall be at the sole discretion of the Company upon a decision of the Board of Directors. Prior to the commencement of any Interest Notice Period, the Company shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, by way of conversion of interest into Ordinary Shares or a combination thereof and the Interest Share Amount as to the applicable Interest Payment Date, provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice. During any Interest Notice Period, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. At any time the Company delivers a notice to the Holder of its election to convert interest into Ordinary Shares, the Company shall timely file a prospectus supplement pursuant to Rule 424 disclosing such election. The aggregate number of Ordinary Shares otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Conversion Shares previously issued to the Holder in connection with such Interest Payment Date.

c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Conversion of interest into Ordinary Shares shall otherwise occur pursuant to Section 4(c)(ii) herein and, solely for purposes of the conversion of Interest into shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually allocates the Conversion Shares within the time period required by Section 4(c)(ii) herein. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and by way of conversion of interest into Ordinary Shares to the holders of the Debentures, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement.

d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if the Company has elected to convert accrued interest into Ordinary Shares but the Company is not permitted to convert accrued interest into Ordinary Shares because it fails to satisfy the conditions for conversion of Interest into Ordinary Shares set forth in Section 2(a) herein, then, at the option of the Holder, the Company, in lieu of issuing Ordinary Shares pursuant to this Section 2 or paying the regularly scheduled interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of Ordinary Shares otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made.

e) Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. Following the Original Issue Date, the Company shall have obtained an approval by the Board of Directors for all or partial conversions of this Debenture to be implanted by way of Director’s Approvals. Unless otherwise provided in this Debenture, at any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into Ordinary Shares at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall notify conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted, which is due and payable (the “Converted Amount”) and the date on which such conversion shall be effected (such date, the “Conversion Date”). The Conversion Date may be the same date as the date of the Conversion Notice; provided that such indicated date is a Trading Day and the Conversion Notice is received by the Company no later than 4:00 p.m. New York City time on the Conversion Date and if either of those requirements are not met, the Conversion Date shall be the Trading Day following the date indicated in such Notice of Conversion. The Converted Amount will reduce the outstanding balance of the Debenture as of the Conversion Date. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To notify desired conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Debenture as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture by an amount equal to the applicable amount converted. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s) and associated issuance of Ordinary Shares. The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $12.00, subject to adjustment herein, it being understood that such conversion price shall in any case be at least equal to $10.00 (other than adjustments for reverse and forward share splits, recapitalizations and similar transactions, in which case the conversion price shall be at least equal to the par value of the Ordinary Shares) (the “Conversion Price”).

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

ii. Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares acquired upon the conversion of this Debenture (including, if the Company has given continuous notice pursuant to Section 2(b) for payment of interest in Ordinary Shares at least 20 Trading Days prior to the date on which the Notice of Conversion is delivered to the Company, Ordinary Shares allocated pursuant to the conversion of accrued interest otherwise determined pursuant to Section 2(a) but assuming that the Interest Notice Period is the 20 Trading Days period immediately prior to the date on which the Notice of Conversion is delivered to the Company and excluding for such issuance the condition that the Company deliver Interest Conversion Shares as to such interest payment prior to the commencement of the Interest Notice Period) and (B) a bank check in the amount of accrued and unpaid interest (if the Company has elected or is required to pay accrued interest in cash). On or after the earlier of (i) the six-month anniversary of the Original Issue Date or (ii) the Effective Date, the Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

d) Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company before its receipt of such Conversion Shares on the Share Delivery Date, to withdraw its Notice of Conversion.

e) Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such issuance shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 4(c)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $2,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the tenth (10th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Conversion Shares are delivered or Holder withdraws such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

i. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. If the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Ordinary Shares so purchased exceeds (y) the product of (1) the aggregate number of Ordinary Shares that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed withdrawn) or deliver to the Holder the number of Ordinary Shares that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. At the election of the Holder in its sole determination, the Buy-In Payment shall be in lieu of liquidated damages pursuant to Section 4(e) if so elected; provided, however, nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Debenture as required pursuant to and in accordance with the terms hereof.

ii. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available authorized capital for the sole purpose of issuance upon conversion of this Debenture and conversion of interest into Ordinary Shares on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such amount of remaining authorized capital represented by the aggregate number of Ordinary Shares as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Debenture pursuant to article 420-27 of the Luxembourg Law and payment of interest hereunder. The Company covenants that all Ordinary Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Holder’s compliance with its obligations under the Registration Rights Agreement).

iii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round down to the next whole share.

iv. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

f)   Holder’s Conversion Limitations. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to request a conversion of any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures or the Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding Ordinary Shares, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of Ordinary Shares outstanding.  Upon the written request of a Holder, the Company shall within two Trading Days confirm in writing to the Holder the number of Ordinary Shares then outstanding.  In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon conversion of this Debenture. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

Section 5. Certain Adjustments.

a) Share Dividends and Share Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions payable in Ordinary Shares or any Ordinary Share Equivalents (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon conversion of, or payment of interest on, the Debentures), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of a reverse share split) outstanding Ordinary Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of Ordinary Shares, any shares of capital of the Company, then the Conversion Price shall be adjusted by multiplying the existing Conversion Price by the quotient obtained by dividing: (I) the issued number of Ordinary Shares (excluding any treasury shares of the Company) outstanding immediately before such event, by (II) the number of Ordinary Shares (excluding any treasury shares of the Company) outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If, for the period from the date hereof until the earlier of: (i) the date the Debentures are no longer outstanding and (ii) the later of (y) three (3) years from the date hereof and the date that less than fifty percent (50%) of the principal amount of the Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Ordinary Shares or Ordinary Share Equivalents entitling any Person to acquire Ordinary Shares at an effective price per share that is lower than the then Conversion Price (including pursuant to a Variable Rate Transaction) (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Ordinary Shares or Ordinary Share Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Ordinary Shares at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation of each Dilutive Issuance the Conversion Price shall be reduced to equal the Base Conversion Price. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the second Trading Day following the issuance of any Ordinary Shares or Ordinary Share Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c) Subsequent Rights Offerings. If the Company grants, issues or sells any Ordinary Share Equivalents or rights to purchase shares, warrants, securities or other property, in each case pro rata to the holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to receive prior written notice of such Purchase Rights no later than forty-five (45) days prior to the notice of the Purchase Rights to the existing holders to allow the Holder to participate in such Purchase Rights with respect to any Conversion Shares the Holder may acquire pursuant to this Debenture prior to such Purchase Rights transaction (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Intentionally Omitted.

e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture), the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Debenture is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. Notwithstanding anything herein to the contrary, in the event that upon conversion in full of this Debenture the Holder would beneficially own in excess of 9.9% of the Ordinary Shares of the Company, or in excess of 9.9% of the voting equity of the successor entity following the consummation of the Fundamental Transaction (“Successor Entity”), the Company shall issue in lieu of Ordinary Shares, and cause the Successor Company to issue in lieu of voting equity, an equity equivalent instrument (ie. preferred stock or prefunded warrants) that maintains the Holder’s beneficial ownership of the Company or the Successor Entity below 9.9% but provides the economic equivalent of such equity interest. The form of such instrument shall be reasonably satisfactory to the Holder and such instrument shall be fully assumed by the Successor Entity as a condition to the consummation of the Fundamental Transaction.

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend or distribution on or a redemption of the Ordinary Shares in accordance with Luxembourg Law, (C) the Company shall authorize the granting to all holders of the Ordinary Shares of rights or warrants to subscribe for or purchase any shares of capital of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company(and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at the registered office of the Company for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least ten (10) calendar days prior to the applicable effective date hereinafter specified, a notice stating (x) the date on which such dividend, distribution, redemption, rights or warrants is to be effected, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares shall be entitled to exchange their shares of the Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Holder shall remain entitled to convert this Debenture during the 10-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6. Repayment and Forced Conversion.

a) Optional Repayment at Election of Company. Subject to the provisions of this Section 6(a), at any time after the Effective Date, the Company may deliver a notice to the Holder (an “Optional Repayment Notice” and the date such notice is deemed delivered hereunder, the “Optional Repayment Notice Date”) of its irrevocable election to repay some or all of the then outstanding principal amount of this Debenture for cash in an amount equal to the Optional Repayment Amount on the 60th Trading Day following the Optional Repayment Notice Date (such date, the “Optional Repayment Date”, such 60 Trading Day period, the “Optional Repayment Period” and such Repayment, the “Optional Repayment”). The Optional Repayment Amount is payable in full on the Optional Repayment Date. Additionally, upon any Optional Repayment the Company shall also issue to the Holder an Ordinary Share purchase warrant to subscribe to a number of Ordinary Shares equal to 25% of the principal amount of this Debenture being redeemed divided by the then Conversion Price, with an exercise price equal to 130% of the then Conversion Price and a term of exercise equal to 7.5 years from the date of issuance thereof, otherwise in the form of the Warrant. Such warrant certificate shall be issued within 3 Trading Days of the Repayment and shall have the piggyback registration rights that were provided in connection with the initial Warrants issued to the Holder. The Company may only effect an Optional Repayment if each of the Equity Conditions shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Optional Repayment Notice Date through to the Optional Repayment Date and through and including the date payment of the Optional Repayment Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Repayment Period, then the Holder may elect to nullify the Optional Repayment Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents, the Company is obligated to notify the Holder of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Company) in which case the Optional Repayment Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Repayment Notice through the date all amounts owing thereon are due and paid in full. The Company’s determination to pay an Optional Repayment in cash shall be applied ratably to all of the holders of the then outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement.

b) Repayment Procedure. The payment of cash or issuance of Ordinary Shares, as applicable, pursuant to an Optional Repayment or shall be payable on the Optional Repayment Date. If any portion of the payment pursuant to an Optional Repayment shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Optional Repayment Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Repayment, ab initio, and, with respect to the Company’s failure to honor the Optional Repayment, the Company shall have no further right to exercise such Optional Repayment. Notwithstanding anything to the contrary in this Section 6, the Company’s determination to redeem in cash or its elections under Section 6(b) shall be applied ratably among the Holders of Debentures. The Holder may elect to convert the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash for any repayment under this Section 6 by the delivery of a Notice of Conversion to the Company.

c) Forced Conversion. Notwithstanding anything herein to the contrary, if after the later of (i) the Effective Date and (ii) the one-year anniversary of the Original Issue Date, the VWAP for each of any 20 out of 30 consecutive Trading Days, which period shall have commenced only after the later of (i) the Effective Date and (ii) the one-year anniversary of the Original Issue Date (such 30 Trading Day period inclusive of the last Trading Day, the “Threshold Period”), exceeds 130% of the then Conversion Price (subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Ordinary Shares that occur during such period), the Company may, within 2 Trading Days after the end of any such Threshold Period, deliver a written notice to the Holder (a “Forced Conversion Notice” and the date such notice is delivered to the Holder, the “Forced Conversion Notice Date”) to cause the Holder to convert all or part of the then outstanding principal amount of this Debenture which become due and payable upon the Forced Conversion Notice Date plus, if so specified in the Forced Conversion Notice, accrued but unpaid interest which become due and payable upon the Forced Conversion Notice Date, and other amounts owing to the Holder which become due and payable upon the Forced Conversion Notice Date under this Debenture at the Conversion Price, it being agreed that the “Conversion Date” for purposes of Section 4 shall be deemed to occur on the third Trading Day following the Forced Conversion Notice Date (such third Trading Day, the “Forced Conversion Date”). Additionally, upon any Forced Conversion, the Company shall also issue to the Holder a Ordinary Shares purchase warrant to purchase up to a number of Ordinary Shares equal to 25% of the principal amount of this Debenture subject to the Forced Conversion divided by the then Conversion Price, with an exercise price equal to 130% of the then Conversion Price and a term of exercise equal to 7.5 years from the date of issuance thereof, otherwise in the form of the Warrant. Such warrant certificate shall be issued within 3 Trading Days of the Forced Conversion and shall have the piggyback registration rights that were provided in connection with the initial Warrants issued to the Holder. The Company may not deliver a Forced Conversion Notice, and any Forced Conversion Notice delivered by the Company shall not be effective, unless all of the Equity Conditions are met (unless waived in writing by the Holder) on each Trading Day occurring during the applicable Threshold Period through and including the later of the Forced Conversion Date and the Trading Day after the date such Conversion Shares pursuant to such conversion are delivered to the Holder. Any Forced Conversion shall be applied ratably to all Holders based on their initial purchases of Debentures pursuant to the Purchase Agreement, provided that any voluntary conversions by a Holder shall be applied against the Holder’s pro rata allocation, thereby decreasing the aggregate amount forcibly converted hereunder if only a portion of this Debenture is forcibly converted. For purposes of clarification, a Forced Conversion shall be subject to all of the provisions of Section 4, including, without limitation, the provision requiring payment of liquidated damages and limitations on conversions.

Section 7. Negative Covenants. From the Original Issue Date until the earlier of: (i) the date the Debentures are no longer outstanding and (ii) the later of (y) three (3) years from the date hereof and (z) the date that the holders of the Debentures collectively own less than twenty-five percent (25%) of the outstanding principal amount of the Debentures issued on the Original Issue Date remains outstanding, unless the Lead Purchaser shall have otherwise given prior written consent (not to be unreasonably withheld or delayed), if any Event of Default exist or is occurring, the Company shall not, and shall not permit any of the Significant Subsidiaries to, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its organizational documents, including, without limitation, its articles of association, as such articles of association may be amended from time to time, in each case in any manner that materially and adversely affects any rights of the Holder;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of Ordinary Shares or Ordinary Share Equivalents other than as to (i) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents and (ii) repurchases of Ordinary Shares or Ordinary Share Equivalents of any officers and directors of the Company or its Subsidiaries;

e) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Debentures if on a pro-rata basis, other than (i) regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date or under any other Permitted Indebtedness unless otherwise prohibited thereunder;

f) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is approved by a majority of the conflicted directors of the Company (even if less than a quorum otherwise required for board approval);

g) make any distributions of substantial assets to the shareholders of the Company in connection with a spin-off of a new business line of the Company; or

h) enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 5 Trading Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Debentures in any material respect (other than a breach by the Company of its obligations to deliver Ordinary Shares to the Holder upon conversion, which breach is addressed in clause (xi) below) or in any Transaction Document, which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the Ordinary Shares shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

viii. the Company (and all of its Subsidiaries, taken as a whole) shall be a party to any Change of Control Transaction or Fundamental Transaction;

ix. the Initial Registration Statement (as defined in the Registration Rights Agreement) shall not have been declared effective by the Commission on or prior to the 120th calendar day after the Original Issue Date;

x. if, during the Effectiveness Period (as defined in the Registration Rights Agreement), either (a) the effectiveness of the Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement for a period of more than 20 consecutive Trading Days or 30 non-consecutive Trading Days during any 12 month period; provided, however, that if the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and, in the written opinion of counsel to the Company, the Registration Statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 10 consecutive Trading Days during any 12 month period pursuant to this Section 8(a)(x);

xi. the Company shall fail for any reason to deliver Conversion Shares to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(c) or any Forced Conversion Date pursuant to Section 6(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

xii. the electronic transfer by the Company of Ordinary Shares through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill” and not cured within 5 Trading Days;

xiii. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $1,000,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 180 calendar days; or

xiv. a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing 5 Trading Days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debenture now or hereafter issuer under the terms set forth herein.

c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the issuance of Ordinary Shares of the Company shall be governed by and construed in accordance with the laws of the Grand Duchy of Luxembourg, and any disputes arising out of or in connection with the issuance of Ordinary Shares of the Company shall be submitted exclusively to the courts of the City of Luxembourg, Grand Duchy of Luxembourg. Notwithstanding the preceding sentence, all questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof other than Section 5-1401 of the General Obligations Law of the State of New York. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. For the avoidance of doubt, articles 470-1 to 470-19 (included) of the Luxembourg Law shall be excluded.

e) Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 9(e) shall be binding upon Holder and the Company.

f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Debenture.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Debenture.

h) Successors and Assigns. This Debenture shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns; provided that this Debenture may not be transferred or assigned to any competitor, customer or supplier of the Company or a Subsidiary without the prior written consent of the Company.

i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

j) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

k) Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Debenture, if the Company has in good faith determined that the matters relating to such notice do constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such public disclosure, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

*********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

D-Orbit S.A.

By:
Name:
Title:

Notice Information: _______________

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Original Issue Discount Convertible Debenture due ________2022 of D-Orbit S.A., a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 9, rue de Bitbourg, L1273 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B 261356 (the “Company”), into Ordinary Shares (the “Ordinary Shares”), of the Company according to the conditions hereof. If Ordinary Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Ordinary Shares does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable laws in connection with any transfer of the aforesaid Ordinary Shares.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Payment of Interest in Ordinary Shares __ yes __ no
If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of Ordinary Shares to be issued:
Signature:
Name:
Address for Delivery of Ordinary Shares Certificates:

Or

DWAC Instructions:

Broker No: ________________
Account No: ________________

Schedule 1

CONVERSION SCHEDULE

The Original Issue Discount Convertible Debentures due on ________ 2022 in the aggregate principal amount of $____________ are issued by D-Orbit S.A., a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 9, rue de Bitbourg, L1273 Luxembourg, Grand Duchy of Luxembourg. and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B 261356. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

Exhibit B

FORM OF

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of _________ __, 2022, between D-Orbit S.A., a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 9, rue de Bitbourg, L1273 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B 261356 (the “Company”), and each of the several parties signatory hereto (each such party, an “Initial Holder” and, collectively, the “Initial Holders”).

This Agreement is made pursuant to (a) the Securities Purchase Agreement (the “Purchase Agreement”), dated as of January 26, 2022, between the Company and the Holders that are listed as the “Purchasers” on Schedule A (each such Holder, a “Purchaser”) and (b) the Business Combination Agreement (the “BCA”), dated January 26, 2022, by and among the Company and D-Orbit S.p.A., an Italian Società per azioni (“D-Orbit”), Breeze Holdings Acquisition Corp., a Delaware corporation (“SPAC”), and Lift-Off Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company,

The Company and each Holder hereby agrees as follows:

1.	Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(c).

“Callable Shares” mean the Ordinary Shares issued upon the exercise of the Callable Warrant.

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 60th calendar day following the date hereof (or, in the event of a “full review” by the Commission, the 90th calendar day following the date hereof) and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 60th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or, in the event of a “full review” by the Commission, the 90th calendar day following the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

[1]	NTD: Agreement to be effective and dated as of the closing of the transactions contemplated by the BCA and Purchase Agreement.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 40th calendar day following the Closing Date and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the Initial Holder or Initial Holders and any other that may from be holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Key Holder” means a Holder that has contributed $25,000,000 or more to the Company or D-Orbit in exchange for their Registrable Securities.

“Losses” shall have the meaning set forth in Section 5(a).

“Luxembourg Law” means the Luxembourg law of 10 August 1915 on commercial companies, as amended.

“PIPE Shareholder” means the Holders that are listed as the “PIPE Shareholders” on Schedule A.

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) all the Ordinary Shares then issued and issuable upon conversion in full of the Debentures (assuming on such date the Debentures are converted in full without regard to any conversion limitations therein), (b) all Ordinary Shares issued and issuable as interest or principal on the Debentures assuming all permissible interest and principal payments are made in Ordinary Shares and the Debentures are held until maturity, (c) all Warrant Shares then issued and issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (d) any additional Ordinary Shares issued and issuable in connection with any anti-dilution provisions in the Debentures or the Warrants (in each case, without giving effect to any limitations on conversion set forth in the Debentures or limitations on exercise set forth in the Warrants), (e) all PIPE Shares, (f) all Callable Shares, and (g) any securities issued or then issuable upon any share split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by each Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company, and all Warrants are exercised by “cashless exercise” as provided in Section 2(c) of each of the Warrants), as reasonably determined by the Company, upon the advice of counsel to the Company.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c) or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

2.	Shelf Registration.

(a) On or prior to each Filing Date, the Company shall use its commercially reasonable efforts to prepare and file with the Commission one or more Registration Statements covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form F-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form F-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(e)) and shall contain (unless otherwise directed by at least 85% in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A and substantially the “Selling Shareholder” section attached hereto as Annex B; provided, however, that no Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent except for the Key Holder, which may be required to be identified as an “underwriter” in the Prospectus. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. (New York City time) on a Trading Day. The Company shall immediately notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424.

(b) Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form F-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(e); with respect to filing on Form F-3 or other appropriate form, and subject to the provisions of Section 2(d) with respect to the payment of liquidated damages; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c) Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

a.	First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities;

b.	Second, the Company shall reduce Registrable Securities represented by the Callable Shares;

c.	Third, the Company shall reduce the PIPE Shares held by the PIPE Shareholders (applied, in the case that some PIPE Shares may be registered, to the PIPE Shareholders on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders);

d.	Fourth, the Company shall reduce Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders); and

e.	Fifth, the Company shall reduce Registrable Securities represented by Conversion Shares (applied, in the case that some Conversion Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Conversion Shares held by such Holders).

In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-3 or such other form as is available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

(d) If: (i) the Company breaches its obligations under Section 2(a) with respect to filing the Initial Registration Statement or under Section 3(a) with respect to the Company affording the Holders the opportunity to review and comment on the same, in each case in any material respect, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Key Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1% multiplied by the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

(e) If Form F-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form F-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form F-3 covering the Registrable Securities has been declared effective by the Commission.

(f) Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or affiliate of a Holder as any Underwriter without the prior written consent of such Holder (other than the Key Holder).

3.	Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder upon written request copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto and provided, further that for any period where such Holders object and the Company and such Holders cooperate to resolve any such objection such period shall toll any set time periods hereunder as they relate to filing or effectiveness of any such Registration Statement and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex C (a “Selling Shareholder Questionnaire”) on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of Ordinary Shares then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities in excess.

(d) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

(e) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f) Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, provided that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(g) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i) If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(j) Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its shareholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(j) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2(d), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

(k) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(l) The Company shall use its commercially reasonable efforts to maintain eligibility for use of Form F-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(m) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of Ordinary Shares beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company and to the extent the Company does not have the requisite information with respect to a Holder the Company may determine to forego including such Registrable Securities of such Holder in a Registration Statement; provided the Company includes such Registrable Securities in a subsequent Registration Statement once such required information is provided.

4.    Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Ordinary Shares are then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers, directors and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent expressly agreed and provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5.	Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors of the Company, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Ordinary Shares), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(c). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(f).

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder’s information provided in the Selling Shareholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto. In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.	Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, and shall be entitled to specific performance of its rights under this Agreement. None of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Except for the Ordinary Shares to be registered pursuant to the Registration Rights and Lock-Up Agreement (as defined in the BCA), neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities. The Company shall not file any other registration statements until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission with respect to all of the Registrable Securities, provided that after the Initial Registration Statement is filed the Company may file a Registration Statement for the Ordinary Shares to be registered pursuant to the Registration Rights and Lock-Up Agreement prior to such Initial Registration Statement being declared effective and provided, further that this Section 6(b) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement so long as no new securities are registered on any such existing registration statements and provided that the Company may file a Registration Statement with respect to solely the Callable Shares with the approval of the Key Holders.

(c) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(d).

(d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 50.1% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Security), provided that, if any amendment, modification nor waiver disproportionally and adversely impacts a Holder (or group of Holders), the consent of such disproportionally impacted Holder (or group of Holders) shall be required. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(d). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

(e) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 5.7 of the Purchase Agreement.

(g) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(i), neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(h) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof other than Section 5-1401 of the General Obligations Law of the State of New York. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(m) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

D-Orbit S.A.

By:
	Name:	Pierre Margue
	Title:	Director

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO RRA]

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]

Schedule A

Holders

Purchasers1

Name

PIPE Shareholders2

Name

[1]	Purchasers to consist of the Purchasers party to the Purchase Agreement as of Closing.

[2]	PIPE Shareholder to consist of the Converted Company Shareholders (as defined in the BCA), the Existing PIPE Investors (as defined in the BCA) and any Additional PIPE Investors (as defined in the BCA).

Annex A

Plan of Distribution

Each Selling Shareholder (the “Selling Shareholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Annex B

SELLING SHAREHOLDERS

The ordinary shares being offered by the selling shareholders are those previously issued to the selling shareholders, and those issuable to the selling shareholders, upon exercise of the warrants. For additional information regarding the issuances of those ordinary shares and warrants, see “Private Placement of Ordinary Shares and Warrants” above. We are registering the ordinary shares in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the ordinary shares and the warrants, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the ordinary shares by each of the selling shareholders. The second column lists the number of ordinary shares beneficially owned by each selling shareholder, based on its ownership of the ordinary shares and warrants, as of ________, 2022, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the ordinary shares being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of ordinary shares issued to the selling shareholders in the “Private Placement of Ordinary Shares and Warrants” described above and (ii) the maximum number of ordinary shares issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the warrants and other warrants held by selling shareholders], a selling shareholder may not exercise [the] [any such] warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of ordinary shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding ordinary shares following such exercise, excluding for purposes of such determination ordinary shares issuable upon exercise of such warrants which have not been exercised. The number of ordinary shares in the second and fourth columns do not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering

Annex C

D-Orbit S.A.

Selling Shareholder Notice and Questionnaire

The undersigned beneficial owner of ordinary shares (the “Registrable Securities”) of D-Orbit S.A., a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 9, rue de Bitbourg, L1273 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 261356 (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling shareholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling shareholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Shareholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Shareholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Shareholder:

Telephone:

Fax:

Contact Person:

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐      No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐      No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐     No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐     No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Shareholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Shareholder:

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

Exhibit C

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ORDINARY SHARES PURCHASE WARRANT

D-ORBIT S.A.

Warrant Shares: _______ Initial Exercise Date: _______, 2022

THIS ORDINARY SHARES PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on ______ 20291 (the “Termination Date”) but not thereafter, to subscribe from D-Orbit S.A., a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 9, rue de Bitbourg, L1273 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B 261356 (the “Company”), up to ______ Ordinary Shares (as subject to adjustment hereunder, the “Warrant Shares”). The subscription price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated January 26, 2022, among the Company and the purchasers signatory thereto.

[1]	NTD: 7.5 year anniversary of Closing Date.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has subscribed all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in subscription of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares to be subscribed hereunder in an amount equal to the applicable number of Warrant Shares subscribed. The Holder and the Company shall maintain records showing the number of Warrant Shares subscribed and the date of such subscriptions. The Company may deliver any objection it has to any Notice of Exercise within two (2) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the subscription of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for subscription hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per Ordinary Share under this Warrant shall be $12.50, subject to adjustment hereunder, it being understood that such exercise price shall in any case be at least equal to $2.00 (other than adjustments for reverse and forward share splits, recapitalizations and similar transactions, in which case the exercise price shall be at least equal to the par value of the Ordinary Shares (the “Exercise Price”).

c) Cashless Exercise. If, following the Effectiveness Date (as defined in the Registration Rights Agreement) with respect to the Initial Registration Statement (as defined in the Registration Rights Agreement) of the Warrant Shares, at the time of exercise hereof there is no effective registration statement registering the Warrant Shares, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Ordinary Shares on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =   the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =  the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise by way of incorporation of available reserves, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant.  The Company agrees not to take any position contrary to this Section 2(c). For the period prior to Effectiveness Date with respect to the Initial Registration Statement for the Warrant Shares, the cashless exercise option shall not be available to the Holder.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the bid price of the Ordinary Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Shares so reported, or (d) in all other cases, the fair market value of Ordinary Shares as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of Ordinary Shares so reported, or (d) in all other cases, the fair market value of Ordinary Shares as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

d)	Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares subscribed hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate (if any), registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the later of: (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, and (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company (such later date, the “Warrant Share Delivery Date”). If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $3,000 of Warrant Shares subject to such exercise (based on the VWAP of the Ordinary Shares on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the tenth Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder withdraws such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of issuance of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to subscribe to the unsubscribed Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Termination Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to terminate its Notice of Exercise prior to the actual issuance and delivery of the Warrant Shares.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed withdrawn) or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Ordinary Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to subscribe upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Holder and the assignee and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its share register books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Shares Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding.  Upon the written request of a Holder, the Company shall within one Trading Day confirm in writing to the Holder the number of Ordinary Shares then outstanding.  In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding Ordinary Shares into a smaller number of shares, or (iv) issues by reclassification of Ordinary Shares of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, of the Company, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If, for the period from the date hereof until the earlier the date that the Warrants held by the Holder are still outstanding, the Company shall sell, enter into an agreement to sell, or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Ordinary Shares or Ordinary Shares Equivalents, at an effective price per share less than the Exercise Price then in effect”); (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Ordinary Shares or Ordinary Shares Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Ordinary Shares at an effective price per share that is less than the Initial Conversion Price, such issuance shall be deemed to have occurred for less than the Initial Conversion Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance, the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment (the “Adjusted Exercise Price”). Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder, in writing, no later than two (2) Trading Days following the issuance or deemed issuance of any Ordinary Shares or Ordinary Shares Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive the Adjusted Exercise Price for the Warrant regardless of whether the Holder accurately refers to the Adjusted Exercise Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Ordinary Shares or Ordinary Shares Equivalents at the initial price, conversion price or exercise price at which such securities are initially (prior to any downward or upward adjustments) to be issued, converted or exercised.

c) Subsequent Rights Offerings. If the Company grants, issues or sells any Ordinary Shares Equivalents or rights to subscribed shares, warrants, securities or other property, in each case pro rata to the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to receive prior written notice of such Purchase Rights no later than forty-five (45) days after the notice of the Purchase Rights to the existing record holders to allow the Holder to participate in such Purchase Rights with respect to any Warrant Shares the Holder may acquire pursuant to this Warrant prior to such Purchase Rights transaction (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Intentionally Omitted.

e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (or any Subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires or has control of more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Ordinary Shares of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, shares or any combination thereof, or whether the holders of Ordinary Shares are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Ordinary Shares of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Ordinary Shares will be deemed to have received common shares of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(e) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding treasury shares of the Company, if any) issued and outstanding.

g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares in accordance with Luxembourg Law, (C) the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any shares of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable effective date hereinafter specified, a notice stating (x) the date on which such dividend, distribution, redemption, rights or warrants is to be effected, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

h) Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount, and for any period of time deemed appropriate by the board of directors of the Company.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and the assignee and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full, as recorded in the Warrant Register. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney, as recorded in the Warrant Register. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares (if any), and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate (if any), if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued share capital, a sufficient amount of unissued shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full evidence that the board of directors of the Company has the authority to issue the necessary Warrant Shares upon the exercise of the subscription rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Ordinary Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the subscription rights represented by this Warrant will, upon exercise of the subscription rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise pursuant to Section 2(c) above, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to subscribe Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its authorized signatory thereunto duly authorized as of the date first above indicated.

D-ORBIT S.A.

By
Name:
Title:

NOTICE OF EXERCISE

TO: D-ORBIT S.A., a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 9, rue de Bitbourg, L1273 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B 261356 (the “Company”).

(1)   The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of (check applicable box):

☐  in lawful money of the United States; or

☐ [if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)   Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Assignee’s Signature: Dated: _______________ __, ______

Holder’s Name: Holder’s Signature:

Holder’s Address:

TO: D-Orbit S.A., a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 9, rue de Bitbourg, L1273 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B 261356

FOR VALUE RECEIVED, the foregoing ________ Warrant(s) and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

Exhibit E

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

CALLABLE ORDINARY SHARES PURCHASE WARRANT

D-ORBIT S.A.

Warrant Shares: 12,000,000 Initial Exercise Date: _______, 2022

THIS CALLABLE ORDINARY SHARES PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the earlier of (i) ______ 20251 and (ii) the fifth Trading Day following the date that D-Orbit S.A., a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 9, rue de Bitbourg, L1273 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B 261356 (the “Company”) notifies the Holder in writing of its election to terminate this Warrant (the “Termination Date”) but not thereafter, to subscribe from the Company, up to 12,000,000 Ordinary Shares (as subject to adjustment hereunder, the “Warrant Shares”). The subscription price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b), at the election of the Company, the Call Exercise Price, as defined in Section 2(f).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated January 26, 2022, among the Company and the purchasers signatory thereto.

[1]	NTD: 3 year anniversary of Closing Date.

Section 2. Exercise.

a) Holder Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has subscribed all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in subscription of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares to be subscribed hereunder in an amount equal to the applicable number of Warrant Shares subscribed. The Holder and the Company shall maintain records showing the number of Warrant Shares subscribed and the date of such subscriptions. The Company may deliver any objection it has to any Notice of Exercise within two (2) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the subscription of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for subscription hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per Ordinary Share under this Warrant shall be $30.00, subject to adjustment for reverse and forward share splits, recapitalizations and similar transactions pursuant to Section 3.a), in which case the exercise price shall be at least equal to the par value of the Ordinary Shares (the “Exercise Price”).

c) No Cashless Exercise. This Warrant shall be exercisable for cash only.

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares subscribed hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate (if any), registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the later of: (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, and (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company (such later date, the “Warrant Share Delivery Date”). If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $3,000 of Warrant Shares subject to such exercise (based on the VWAP (as defined in the Purchase Agreement) of the Ordinary Shares on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the tenth Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder withdraws such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of issuance of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to subscribe to the unsubscribed Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Withdraw Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to withdraw its Notice of Exercise prior to the actual issuance and delivery of the Warrant Shares.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed withdrawn) or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Ordinary Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to subscribe upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Holder and the assignee and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its share register books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of determining the Beneficial Ownership Limitation pursuant to this Warrant, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Conversion Shares, Warrant Shares or other Ordinary Shares Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding.  Upon the written request of a Holder, the Company shall within one Trading Day confirm in writing to the Holder the number of Ordinary Shares then outstanding.  In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

f) Call Provision. Subject to the provisions of Section 2(e) and this Section 2(f), if, after the Effective Date, if on any date (a “Call Notice Date”): (i) the simple average of the VWAP for each of 5 consecutive Trading Days (which 5 consecutive Trading Day period shall not have commenced until after the Effective Date) prior to such Call Notice Date exceeds $5.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, share dividends and the like after the Initial Exercise Date) and (ii) the average trading volume for the three Trading Day period prior to such Call Notice Date exceeds 50,000 Ordinary Shares (subject to adjustment for forward and reverse share splits, recapitalizations, share dividends and the like after the Initial Exercise Date); then the Company may on such Call Notice Date call for the cash exercise of this Warrant for Warrant Shares (“Call”) at the Call Exercise Price for each Warrant Share. The “Call Exercise Price” shall be an amount equal to: 95% of the 2-Day VWAP (as defined below) during the two Trading Days immediately following the Call Notice Date (the period from the Call Notice Date through and including the date on which the Call Exercise Price is determined, the “Call Period”). During the Call Period the Holder shall not be permitted to voluntarily exercise this Warrant other than pursuant to the terms of this Section 2(f) provided that, except as set forth in this Section 2(f), the terms of exercise pursuant to a Call shall be subject to all of the delivery obligations of the Company and the Holder set forth in this Section 2 provided the last Trading Day of the Call Period shall be deemed the Warrant Share Delivery Date for purposes of the exercise hereunder. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the number of Warrant Shares being exercised hereunder; provided that the maximum aggregate Exercise Price amount (“Maximum Exercise Amount”) as to any Call Notice shall not exceed $10,000,000 (the Call Notice shall determine the Maximum Exercise Amount assuming for such purposes the Call Exercise Price is 95% of the 2 Day VWAP on the 2 Trading Days immediately prior to the Call Notice Date) and the maximum number of Warrant Shares subject to such Call Notice shall not exceed the lesser of (x) the number of Warrant Shares remaining issuable under this Warrant, (y) a number of shares equal to 15% of the daily trading volume on the Trading Day immediately prior to the Call Notice Date and (z) the maximum number of shares issuable without exceeding the limitations set forth in Section 2(e). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the exercise of this Warrant pursuant to the terms of this Section 2(f) (and any such Call Notice shall be void), unless, for the Call Period, the Equity Conditions (as defined below) shall be satisfied. “2-Day VWAP” means, for the 2 Trading Day period in question, the volume weighted average price of the Ordinary Shares over such period on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)). “Equity Conditions” means, during an applicable Call Period, (a) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Ordinary Shares issuable to the Holder pursuant to the Registration Rights Agreement (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (b) the Ordinary Shares are trading on a Trading Market (and the Company believes, in good faith, that trading of the Ordinary Shares on a Trading Market will continue uninterrupted for the foreseeable future), (c) there is a sufficient number of authorized but unissued Ordinary Shares for the issuance of all of the Ordinary Shares then issuable to the Holder pursuant to the Registration Rights Agreement, (d) there is no existing no material breach of any continuing representations and warranties or covenants contained in any Transaction Documents with the Holder which has or which could have Pubco Material Adverse Effect or Target Material Adverse Effect or material adverse effect on the Investor, subject to reasonable cure periods thereunder, (e) the issuance of the Warrant Shares pursuant to the Call Notice would not violate the limitations set forth in Section 2(e) herein, (f) the Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates that constitute, or may constitute, material non-public information, (g) the period during which the 2-Day VWAP is calculated are full trading days with the Trading Market open from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time), and (h) the Company has not delivered another Call Notice during the three Trading Days immediately prior to the end of the applicable Call Period.

g) No Short Sales. The Holder agrees, severally and not jointly, and not with any other Purchaser under the Purchase Agreement, that during the period when this Warrant is outstanding, the Holder and its Affiliates shall not directly or indirectly, engage in any Short Sales of the Ordinary Shares; provided that following the receipt or delivery of the applicable notice with respect to the exercise of this Warrant, the Holder may engage in sales of the Warrant Shares to be received in connection with such exercises, as applicable that do not constitute Short Sales (ie. “short exempt” sales).

Section 3. Certain Adjustments.

a) Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding Ordinary Shares into a smaller number of shares, or (iv) issues by reclassification of Ordinary Shares of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, of the Company, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding treasury shares of the Company, if any) issued and outstanding.

c) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares in accordance with Luxembourg Law, (C) the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any shares of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable effective date hereinafter specified, a notice stating (x) the date on which such dividend, distribution, redemption, rights or warrants is to be effected, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

d) Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount, and for any period of time deemed appropriate by the board of directors of the Company.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and the assignee and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full, as recorded in the Warrant Register. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney, as recorded in the Warrant Register. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. In no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares (if any), and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate (if any), if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

(i) The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued share capital, a sufficient amount of unissued shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full evidence that the board of directors of the Company has the authority to issue the necessary Warrant Shares upon the exercise of the subscription rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Ordinary Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the subscription rights represented by this Warrant will, upon exercise of the subscription rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

(iii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise pursuant to Section 2(c) above, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to subscribe Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its authorized signatory thereunto duly authorized as of the date first above indicated.

D-ORBIT S.A.

By:
Name:
Title:

NOTICE OF EXERCISE

TO: D-ORBIT S.A., a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 9, rue de Bitbourg, L1273 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B 261356 (the “Company”).

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] [if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	______________________________________
(Please Print)
Address:
Phone Number: Email Address: Assignee’s Signature:	(Please Print) ______________________________________ ______________________________________
Dated: _______________ __, ______
Holder’s Name: Holder’s Signature:____________________
Holder’s Address:______________________

TO: D-Orbit S.A., a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 9, rue de Bitbourg, L1273 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B 261356

FOR VALUE RECEIVED, the foregoing ________ Warrant(s) and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
Phone Number: Email Address:	(Please Print) ______________________________________ ______________________________________
Dated: _______________ __, ______
Holder’s Signature:
Holder’s Address:

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